SOUTHWEST GAS CORPORATION EMPLOYEES' INVESTMENT PLAN

Amended and Restated – Effective January 1, 1989 Amended and Restated – Effective December 1, 1994 Amended and Restated – Effective July 1, 1996 Amended and Restated – Effective October 1, 2001 Amended and Restated – Effective January 1, 2010 Amended and Restated – Effective January 1, 2015 Amended and Restated – Effective January 1, 2022
SWG Employees’ Investment Plan
Effective January 1, 2022

INTRODUCTION
The Southwest Gas Corporation Employees’ Investment Plan, as amended and restated herein, constitutes a continuation of the Plan originally effective April 1, 1965. The Plan is a profit sharing plan and ESOP with a cash or deferred arrangement.

The Plan contains an ESOP which is designed to invest primarily in qualifying employer securities. It is the intention of the Company that (i) the non-ESOP portion of the Plan (the "Profit-Sharing Plan") shall be a profit-sharing plan that is qualified under Code Sections 401(a) and 401(k),
(ii) the ESOP portion of the Plan shall be both a stock bonus plan and an employee stock ownership plan that is qualified under Code Sections 401(a) and 4975(e)(7) and described in ERISA Section 407(d)(6), (iii) that the Profit-Sharing Plan and the ESOP together shall constitute a single plan under Treasury Regulation Section 1.414(1)-1(b)(1); (iv) that the Plan shall satisfy the requirements of ERISA; and (v) that the Trust Fund maintained under the Plan shall be tax-exempt under Code Section 501(a).
The provisions in the other sections of the Plan shall apply to the ESOP in the same fashion as they apply to the Profit-Sharing Plan, except to the extent such provisions are by their terms inapplicable to the ESOP. The amendment of the Plan to include the ESOP shall not affect any beneficiary designation or other applicable agreements, elections, or consents that Participants, spouses or beneficiaries validly executed under the terms of the Plan before the January 1, 2002 effective date of the ESOP, and such designations, elections, and consents shall be applied under the ESOP in the same manner as they applied under the Plan before the addition of the ESOP.
The Plan was most recently restated effective January 1, 2015 (the “2015 Restated Plan”).
Effective April 1, 2018, and signed March 3, 2019, the Company adopted the First Amendment to the 2015 Restated Plan in order to modify the Plan’s claim procedures to comply with revisions to the Department of Labor’s claims procedures for handling disability claims.
Effective January 1, 2019, and signed April 26, 2019, the Company adopted the Second Amendment to the 2015 Restated Plan in order to change (1) the Plan’s hardship withdrawal provisions, and (2) change the definition of beneficiary so as to incorporate by reference the terms of any Committee approved Plan beneficiary designation form.
Effective November 1, 2017, and signed June 15, 2020, the Company adopted the Third Amendment to the 2015 Restated Plan in order to retroactively amend the Plan to (1) allow for qualified non elective contributions to be made to the Plan, and (2) allow for certain normally ineligible Plan loan funding sources to be permissible sources for solely Plan loans made during the November 17, 2017, through November 30, 2017, time period.
Effective for different components on January 1, 2019, and/or January 1, 2021, and signed December 3, 2020, the Company adopted the Fourth Amendment to the 2015 Restated Plan in order to amend the Plan’s hardship and amendment provisions.
Effective July 3, 2017, and signed March 25, 2021, the Company adopted the Fifth Amendment to the 2015 Restated Plan in order to retroactively amendment the Plan to permit Roth deferrals and in-plan Roth rollovers as part of a Voluntary Compliance Program submission.
SWG Employees’ Investment Plan
Effective January 1, 2022

Effective and signed December 31, 2021, the Company adopted the Sixth Amendment to the 2015 Restated Plan in order to amend the Plan, with respect solely to employees hired, or rehired, after December 31, 2021, to increase matching contributions to 100% of the first 7% of compensation deferred, and to add a non-elective contribution equal to 3% of compensation.
Effective January 18, 2022, and signed on January 22, 2022, the Company adopted the Seventh Amendment to the 2015 Restated Plan in order to amend the Plan to provide that the Plan will, under certain circumstances, count service with Graham County Utilities in determining vesting service.
This restatement of the Plan shall be effective on January 1, 2022; provided, however, that if a provision of this restatement of the Plan has a specific effective date other than January 1, 2022, the date so specified shall be the effective date of such provision.

TABLE OF CONTENTS
ARTICLE    Page
1DEFINITIONS    1
2PARTICIPATION    9
2.01Eligibility to Become a Participant    9
2.02Participation in the Plan    10
2.03Reemployment    10
2.04Employment After Normal Retirement Age    11
3CONTRIBUTIONS    11
3.01Contribution of Participant's Deferrals    11
3.02Company Matching Contributions    12
3.03Maximum Amount of Participant Deferrals    13
3.04Limitation on Deferrals    14
3.05Limitation on Company Matching Contributions    18
3.06Limitation on Annual Additions    22
3.07Allocation of Forfeitures    23
3.08Rollover Contributions    23
3.09Employer Error    25
1.10Inclusion of Ineligible Employee    26
1.11EPCRS    26
1.12Company Non-Elective Contributions    26
4INVESTMENT OF CONTRIBUTIONS AND    26
4.01Participants’ Accounts    26
4.02Investment Funds    27
4.03Investment of Company Matching Contributions and Voting of Company Stock    27
4.04Allocation of Investment Income on a Valuation Date    28
4.05Limitation on Participant Investment Instructions    28
4.06Investment of Company Non-Elective Contributions    28
5WITHDRAWALS, LOANS AND QUALIFIED    29
5.01Withdrawal of Frozen After Tax Contributions    29
5.02Withdrawal of Company Matching Contributions and Company Non-Elective Contributions    29
5.03Loans to Participants    29
5.04Hardship Withdrawals    31
5.05Qualified Domestic Relations Order    34
5.06Withdrawal of Automatic Enrollment Contributions    34
5.07Withdrawals of Rollover Account    35
6VESTING OF RETIREMENT, DISABILITY, DEATH, AND TERMINATION OF EMPLOYMENT BENEFITS    35
Vesting Due to Attainment of Normal Retirement Age and Normal Retirement Benefits                                     35

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6.01Vesting Due to Disability and Disability Benefits    35
6.02Vesting Due to Death and Death Benefits    35
6.03Vesting upon Termination of Employment and Termination of Employment Benefits    36
6.04Forfeitures    36
6.05Distributions    37
6.06Reinstatement of Forfeited Accounts    37
7DISTRIBUTION OF BENEFITS    38
7.01Form of Distribution    38
7.02Timing of Distributions    38
7.03Eligible Rollover Distributions    43
8PLAN ADMINISTRATION    44
8.01Appointment of Committee    44
8.02Powers and Duties    44
8.03Actions by the Committee    45
8.04Interested Committee Members    46
8.05Investment Manager    46
8.06Indemnification    46
8.07Conclusiveness of Action    46
8.08Payment of Expenses    46
8.09Claims for Benefits    46
1.10Request for Review of Denial    47
1.11Decision on Review of Denial    47
1.12Claims Relating to Whether a Participant is Permanently and Totally Disabled.    48
1.13Notice of Time Limits and Statute of Limitations    52
1.14Corrections Pursuant to Remedial Programs    52
9AMENDMENT, TERMINATION, AND MERGER OF THE PLAN    52
9.01Right to Amend the Plan    52
9.02Right to Terminate the Plan    53
9.03Plan Merger and Consolidation    53
10TRUST FUND AND THE TRUSTEE    53
10.01Selection of Trustee    53
11TOP-HEAVY PLAN REQUIREMENTS    54
11.01General Rule    54
11.02Vesting Provisions    54
11.03Minimum Contribution Provision    54
11.04Limitation on Compensation    55
11.05Limitation on Contributions    55
11.06Coordination with Other Plans    55
11.07Determination of Top-Heavy Status    55
11.08Definition of Key Employee    58
11.09Definition of Non-Key Employee    58
12USERRA    58

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12.01Qualified Military Service    58
12.02Eligibility and Vesting    58
12.03Make-up Deferrals and Company Matching Contributions    59
12.04Loan Repayment Suspension    60
12.05Heroes Earnings Assistance and Relief Tax Act of 2008    60
13MISCELLANEOUS    60
13.01Limitation on Distributions    61
13.02Limitation on Reversion of Contributions    61
13.03Voluntary Plan    61
13.04Nonalienation of Benefits    62
13.05Inability to Receive Benefits    62
13.06Unclaimed Benefits    62
13.07Limitation of Rights    63
13.08Invalid Provisions    63
13.09One Plan    63
1.10Use and Form of Words    63
1.11Headings    63
1.12Governing Law    63
14EMPLOYEE STOCK OWNERSHIP PLAN    63
14.01Purpose    63
14.02Investment in Company Stock    64
14.03Company Matching Contributions; Vesting    64
14.04Diversification    64
14.05Voting of Employer Securities    64
14.06Valuation and Form of Distributions    65
14.07Dividends    65
Schedule A Participant Investment
Schedule B SECURE/CARES/CAA Provisions

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ARTICLE 1 DEFINITIONS

When used in this document the following words and phrases have the meaning specified below. Additional words and phrases may be defined in the text of the Plan.
Accounts means a Participant's Company Matching Contributions Account, Pre-tax Deferral Account, Frozen After-Tax Account, Rollover Account, Roth Deferral Account, In-Plan Roth Rollover Account-Employee Pre-tax Deferrals, In-Plan Roth Rollover Account-Employee After-tax Contributions and Rollovers, In-Plan Roth Rollover Account-Company Contributions, and Qualified Non-Elective Contribution Account, and Company Non-Elective Contributions Account.
Affiliated Company means the Company, any corporation that is included in a controlled group of corporations within the meaning of Code Section 414(b) of which group the Company is also a member, any trade or business that is under common control with the Company within the meaning of Code Section 414(c), any member of an affiliated service group within which the Company is also included within the meaning of Code Section 414(m), and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).
Alternate Payee means any Spouse, former Spouse, child or other dependent of a Participant having rights to receive all, or a portion of, a Participant's benefits payable under this Plan pursuant to a Qualified Domestic Relations Order.
Beneficiary means the person, persons, or entity designated by the Participant to receive any death benefit that may become payable under the Plan. A Participant may designate primary and contingent Beneficiaries by submitting a beneficiary designation form approved by the Committee; the terms of such form are incorporated by reference into the Plan. The Beneficiary of a married Participant will be his Spouse unless the Participant designates a Beneficiary other than his Spouse and the Spouse executes a Qualified Consent. The Spouse may revoke such consent at any time prior to the payment of any benefits to the designated Beneficiary. The Committee may dispense with the Spouse's consent if the Spouse cannot be located, or for such other reasons as provided in Treasury Regulations. If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments will be made to each Beneficiary. In the absence of a specification of sequence or proportions, payments will be made in equal shares to all named Beneficiaries. If no Beneficiary has been designated or if the Committee is unable to locate a designated Beneficiary or if no designated Beneficiary is living at the time of the Participant's death, payment of such death benefit, if any, to the extent permitted by law, will be made to the Participant's surviving Spouse or, if none, the Participant's estate. Any minor's share may be paid to such adult or adults as have, in the opinion of the Committee, assumed custody and support of such minor. However, the Committee reserves the right to delay the payment of any minor's share until the receipt of a court order designating the adult or adults to whom such payment shall be made. The Committee may require proof of death before payment of any death benefit under the Plan. Any death benefit that becomes payable to executors or administrators may be paid in one lump sum. The Committee shall have the rights set forth in Article 13.05 with respect to an incompetent Beneficiary(ies).

Board means the Board of Directors of Southwest Gas Corporation.

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Business Day means a workday in which the New York Stock Exchange is open, ending at 4:00
p.m. Eastern Standard Time. All transactions occurring after 4:00 p.m. Eastern Standard Time on a Business Day will be processed on the following Business Day.
Code means the Internal Revenue Code of 1986, as periodically amended.
Committee means the Benefits Committee as described in Article 8.
Company means Southwest Gas Corporation and any other Affiliated Company, unit or division of the Company which adopts the Plan by resolution of its board of directors, provided such resolution is accepted by the Board or the Committee. Except as otherwise provided in the terms and conditions prescribed by Southwest Gas Corporation, all provisions of the Plan will apply to such Affiliated Company and its Employees.
Company Matching Contributions means contributions made by the Company pursuant to Article 3.02.
Company Matching Contributions Account means the account maintained for a Participant which is:
(a) credited with Company Matching Contributions and forfeitures; (b) adjusted for investment results; and (c) charged with distributions and withdrawals.
Company Non-Elective Contributions Account means the account maintained for a Participant which is (a) credited with a Company Non-Elective Contributions and forfeitures; (b) adjusted for investment results; and (c) charged with distributions and withdrawals.
Company Stock means Company common stock.
Compensation means:
(a)For purposes of determining an Eligible Employee’s benefits under the Plan, the actual wages paid to an Eligible Employee during the applicable period, including sales incentive payments (except for (i) any payments made pursuant to the terms of the Southwest Gas Corporation Energy Advisor Incentive Plan, dated effective January 1, 2013 (the “EAIP”) and (ii) any payments made pursuant to the terms of a key account management incentive plan to any Employee who first becomes employed in the key account management department on or after January 1, 2014), and elective contributions that are not includible in gross income under Code Sections 125, 402 and 403(b), but excluding flexible benefit dollars, bonuses, or other special payments (including any payments under the EAIP or the key account management incentive plan), and the Company’s contributions toward insurance, retirement, and other fringe benefits or employee welfare plans or programs other than severance pay arrangements.

(b)For purposes of Section 3.04, Section 3.05, Section 3.06, and Article 11 only, an Eligible Employee’s earned income, wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, overtime, other special payments, bonuses, incentive compensation, commissions on insurance premiums, or tips), whether actually paid in cash or in kind during the Plan Year by the Company, excluding:

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(i)Company contributions to a plan of deferred compensation;
(ii)Any group insurance or other health and welfare plan maintained by the Company;
(iii)Distributions from a plan of deferred compensation;
(iv)Any amounts realized from the exercise of a nonqualified stock option;
(v)The sale, exchange, or other disposition of stock acquired under a qualified stock option;
(vi)Other amounts that receive special tax benefits; or
(vii)Any contributions made toward the purchase of an annuity described in Code Section 403(b) whether or not such amounts are actually excludible from the gross income of the Eligible Employee.
In no event shall a Participant’s Compensation include amounts paid to the Participant after the Participant’s severance from employment, unless such amounts are paid to the Participant before the later of (i) the end of the Limitation Year in which the Participant’s severance from employment occurs or (ii) within two and one-half (2 ½) months of the date the Participant’s severance from employment occurs and such amounts (i) would otherwise have been paid to the Participant in the course of the Participant’s employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, (ii) are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if the Participant’s employment had continued, or (iii) are payments received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, to the extent such payments are includible in income and the Participant would have received such payments at the same time if the Participant had continued in employment. For purposes of this paragraph, a Participant will not be considered to have severed employment if the Participant’s new employer continues to maintain the Plan with respect to such Participant.
Compensation will mean only Compensation actually paid or includible in gross income in the Plan Year. In no case will amounts deferred pursuant to Code Section 125 be included as Compensation under this subsection (b).

Notwithstanding any language in this subsection (b) to the contrary, effective for Plan Years beginning after December 31, 1996, “Compensation” for the purpose described in this subsection shall include an Eligible Employee's elective deferrals under Code Section 402(g)(3), and amounts that pursuant to Code Sections 125 or 457 are contributed or deferred (at the Eligible Employee's election) and are not includible in the Eligible Employee's gross income in the tax year contributed or deferred. Notwithstanding any language in this subsection (b) to the contrary, effective for Plan Years beginning after December 31, 1996, “Compensation” for the purpose described in this subsection shall include an Eligible Employee's elective deferrals under Code Section 402(g)(3), and amounts that pursuant to Code

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Sections 125 or 457 are contributed or deferred (at the Eligible Employee's election) and are not includible in the Eligible Employee's gross income in the tax year contributed or deferred. Notwithstanding any provision of this Plan to the contrary, the following sentence that includes the model language of Internal Revenue Service Notice 2001-37 shall apply on and after January 1, 2001. For Plan Years beginning on and after January 1, 2001, for purposes of applying the Code Section 415 limitations described in Section 3.06, the top-heavy plan rules of Article 11, the Section 3.05(a) definition of “Compensation Percentage” and the Section 3.04(a) definition of “Actual Deferral Percentage,” Compensation paid or made available during such Plan Years shall include elective amounts that are not includible in the gross income of the employee by reason of Code Section 132(f)(4).
(c)The annual Compensation taken into account under the Plan for any Plan Year beginning on or after January 1, 1989, shall not exceed the maximum dollar amount that is permitted as of the beginning of the year under Code Section 401(a)(17) (determined after giving effect to any statutory changes affecting Code Section 401(a)(17) and any indexing or other adjustments pursuant to Code Section 401(a)(17) that are applicable for the year of the determination). In the case of a short Plan Year or other period of less than 12 months requiring a reduction of the Code Section 401(a)(17) annual limit, the otherwise applicable limit shall be prorated by multiplying it by a fraction, the numerator of which is the number of months in the short period and the denominator of which is 12.
Deferral Account means the account maintained for a Participant that is: (a) credited with Company contributions into the Plan attributable to the Participant's Deferrals under Section 3.01, (b) adjusted for investment results, and (c) adjusted for distributions and withdrawals.
Deferral(s) mean an amount contributed to this Plan by the Company as a Roth Deferral or Pre-tax Deferral in lieu of being paid to a Participant as salary or wages. Deferrals will be made under salary reduction arrangements between each Eligible Employee and the Company. Section 3.01 contains the provisions under which Deferrals may be made. Deferrals consist of Matched Deferrals as described in Section 3.01(a) and Unmatched Deferrals, if any, as described in Section 3.01(b). Effective Date means the Plan’s original effective date of April 1, 1965. Notwithstanding the foregoing, the effective date of this restatement of the Plan shall be January 1, 2022, provided, however, that if a provision of this restatement of the Plan has a specific effective date other than January 1, 2022, the date so specified shall be the effective date of such provision.
Eligible Employee means any Employee who is employed by the Company and who (a) is not included in a unit of Employees covered by a collective bargaining agreement (as so determined by the Secretary of Labor) between Employee representatives and the Company if retirement benefits were the subject of good faith bargaining between such employee representatives and the Company unless such collective bargaining agreement expressly provides for the inclusion of such persons as Participants in the Plan, and (b) is not a non-resident alien individual described in Code Section 414(b)(3)(C) (a nonresident alien individual without income from performing services in the United States). Additionally, an individual who is not an Employee shall not be eligible to participate in the Plan even if such person is subsequently determined by a court of law or regulatory body to have been a common law Employee of the Company.
Employee means any person who is employed by the Company and receives regular payments of Compensation from the Company. The term “Employee” shall not include any person who is not recorded as being an employee on the payroll records of the Company including any such person

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who is subsequently reclassified by a court of law or regulatory body as a common law employee of the Company. Consistent with the foregoing, and for purposes of clarification only, the term “Employee” does not include (a) a Code Section 414(n) leased employee, (b) a leased employee other than a Code Section 414(n) leased employee, or (c) any individual who performs services for the Employer as an independent contractor, or under any other non-employee classification, or through a temporary help firm, employee leasing firm, or professional employer organization.
Employee Stock Ownership Plan or ESOP means the portion of Participants’ Accounts invested in the Southwest Gas Stock Fund that is designated as, and is intended to constitute, an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and ERISA Section 407(d)(6). Employer Securities means shares of Company Stock that meet the requirements of Code Section
409(l). For purposes of the Plan, as the context requires, this term also refers to and includes Company Stock.
Entry Date means the first day of the first full pay period after becoming eligible to participate in the Plan.
ERISA means the Employee Retirement Income Security Act of 1974, as amended.
Five Percent Owner means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company.
Frozen After Tax Account means the account maintained for a Participant which is: (a) credited with contributions attributable to the Participant's after-tax contributions under the terms of the Plan as it was constituted on December 31, 1984; (b) adjusted for distributions and withdrawals; and (c) adjusted for investment results. Effective January 1, 1985, Participant after-tax contributions shall not be allowed.
Hour of Service means an hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for the performance of duties. These hours shall be credited to the Employee for the Plan Year in which the duties are performed. The computation of nonwork hours included in this definition will be computed in accordance with the provisions of Department of Labor Regulation Section 2530.200b-2.
Investment Fund means an investment fund described in Section 4.02.
In-Plan Roth Rollover means a contribution made to the Plan as a rollover from another account in the Plan pursuant to Section 3.08.
In-Plan Roth Rollover Account-Employee Pre-tax Deferrals means the account of a Participant that is (a) credited with In-Plan Roth Rollover contributions rolled over from a Participant’s Pre-tax Deferrals allocated to the Participant’s Deferral Account, (b) adjusted for investment results, and (c) adjusted for distributions and withdrawals.
In-Plan Roth Rollover Account-Employee After-tax Contributions and Rollovers means the account of a Participant that is (a) credited with In-Plan Roth Rollover contributions rolled over from a Participant’s Frozen After Tax Account or Rollover Account, (b) adjusted for investment results, and (c) adjusted for distributions and withdrawals.

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In-Plan Roth Rollover Account-Company Contributions means the account of a Participant that is (a) credited with In-Plan Roth Rollover contributions rolled over from a Participant’s Company Matching Contributions Account, (b) adjusted for investment results, and (c) adjusted for distributions and withdrawals.
Leased Employee means an individual that (a) is not an Employee, (b) provides services to the Company pursuant to an agreement between a leasing organization and the Company, (c) has performed services for the Company on a substantially full-time basis for a period of at least a year,
(a)effective for Plan Years beginning after December 31, 1996, provides services under the primary direction or control of the Company, and (e) effective for Plan Years beginning before January 1, 1997, provides services to the Company of a type historically performed by Employees in the Company’s primary business field. Additionally, an individual who satisfies the requirements to be a “Leased Employee” shall not be considered to be an employee for Code nondiscrimination testing purposes if (a) he is covered by a money purchase plan of the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from his/her gross income under Code Sections 125, 402(g)(3), 402(h), or 403(b), (ii) immediate participation, and (iii) full and immediate vesting; and (b) Lease Employees do not constitute more than twenty percent (20%) of the Company’s non-highly compensated workforce.
Non-Elective Contributions means contributions made by the Company pursuant to Article 3.12. Normal Retirement Age means age sixty-five (65).
Normal Retirement Date means the first day of the month following attainment of Normal Retirement Age.
Participant means any former or current Eligible Employee whose Accounts have not been subsequently distributed and forfeited in full.
Period of Severance:
(a)"Period of Severance" means, for any Employee, the period beginning on the Employee's severance from Service date and ending on the date the Employee next completes an Hour of Service. An Employee's severance from Service date will occur on the earlier of:
(i)The date on which the Employee quits, retires, is discharged, or dies, or
(ii)The first anniversary of the first date of a period in which an Employee remains absent from Service (with or without pay) with the Company for any reason other than resignation, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff.
A one (1) year Period of Severance is a twelve (12) consecutive-month period beginning on the Employee's severance from Service date in which the Employee does not perform an Hour of Service. A Period of Severance shall be calculated in a manner that complies with the Family and Medical Leave Act of 1994.

(b)    Subject to verification by the Committee, an Employee will be deemed not to have

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incurred a Period of Severance during the twenty-four (24) consecutive-month period that the Employee is first absent from employment by reason of:
(i)The Employee's pregnancy;
(ii)Birth of a child of the Employee;
(iii)Placement of a child with the Employee in connection with the adoption of the child by the Employee; or
(iv)Caring for such child for a period beginning immediately following the birth or placement for adoption.
Permanently and Totally Disabled means a disability due to sickness or injury that the Committee determines causes a Participant to be incapable of performing any Service for the Company for which he is qualified by education, training, or experience. Evidence of disability satisfactory to the Committee will be required.
Plan means the Southwest Gas Corporation Employees' Investment Plan as described in this document and as it may be periodically amended.
Plan Year means the period beginning on January 1 and ending on December 31. The Plan Year will be the limitation year for purposes of the Code Section 415 limits set forth in Section 3.06 of the Plan.
Pre-tax Deferral means a pre-tax Deferral contributed to this Plan by the Company in lieu of being paid to a Participant as salary or wages.
Pre-tax Deferral Account means the account maintained for a Participant that is: (a) credited with Company contributions into the Plan attributable to the Participant's Pre-tax Deferrals into the Plan under Section 3.01, (b) adjusted for investment results, and (c) adjusted for distributions and withdrawals.
Qualified Consent means a written consent executed by a Participant's Spouse in the presence of an authorized Plan representative or notary public which by its terms acknowledges the effect of the consent. Such consent must designate any non-Spouse Beneficiary(ies), any class of non-Spouse Beneficiaries, or any contingent Beneficiaries which may not be changed without a second Qualified Consent unless the first Qualified Consent permits the Participant to: (a) designate a different Beneficiary without the Spouse's consent; and (b) acknowledges that the Spouse has the right to limit consent to a specific Beneficiary. A Qualified Consent shall be valid only with respect to the Spouse who signs it.

Qualified Domestic Relations Order (QDRO) means any judgment, decree or order (including approval of a property settlement agreement), which relates to the provision of child support, alimony or marital property rights made pursuant to State domestic relations law (including community property law), which recognizes an Alternate Payee's right to, or assigns to an Alternate Payee the right to, all or a portion of the benefits otherwise receivable under this Plan and which specifies: (a) the name and last known address of the Participant and each Alternate Payee covered by the QDRO; (b) the amount or percentage of the Participant's benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined; and (c) the number of payments or period to which the QDRO applies. The QDRO may not require this Plan to

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provide increased benefits or any type or form of benefit or option not provided for in Article 7 or require payment of benefits required to be paid to another Alternate Payee by a previous QDRO.
Qualified Non-Elective Contribution Account means the account maintained for a Participant that is:
(a) credited with Company qualified non-elective contributions into the Plan, (b) adjusted for investment results, and (c) adjusted for distributions and withdrawals.
Rollover Account means the account maintained for a Participant which is: (a) credited with any Article 3.08 rollover tendered to and accepted by the Trust; (b) adjusted for investment results; and (c) charged with distributions and (if allowed) withdrawals.
Roth Deferral means a post-tax Deferral contributed to this Plan by the Company in lieu of being paid to a Participant as salary or wages.
Roth Deferral Account means the account maintained for a Participant that is: (a) credited with Company contributions into the Plan attributable to the Participant's post-tax Roth Deferrals under Section 3.01, (b) adjusted for investment results, and (c) adjusted for distributions and withdrawals.
Service means, with respect to any Employee, his period or periods of employment with an Affiliated Company that are counted as "Service" in accordance with the following rules:
(a)Each Employee shall be credited with Service under the Plan for the period or periods during which such Employee maintains an employment relationship with the Affiliated Company. An Employee's employment relationship will commence on the date the Employee first renders one Hour of Service and ends on his severance from Service date. Service will also include the following periods:
(i)Periods of leave of absence with or without pay granted to the Employee by the Affiliated Company in a like and nondiscriminatory manner for any purpose including, but not limited to, sickness, accident, or military leave. Such Employee shall not be considered to have terminated employment during such leave of absence unless he fails to return to the employ of the Company at or prior to the expiration date of such leave, in which case he shall be deemed to have terminated as of the date of commencement of such leave.
(ii)Periods during which a person is Permanently and Totally Disabled. Such person shall not be considered to have terminated employment during such period of disability unless he fails to return to the employ of the Company at the expiration of such period, in which case he shall be deemed to have terminated as of his date of recovery.
(iii)The period of time between an Employee's severance from Service date by reason of a resignation, discharge, or retirement and his reemployment date, if the Employee returns to Service on or before such first anniversary date.
(b)Rule of parity repealed effective January 1, 2016.

(c)    Subject to (b) above, all periods of an Employee's Service, whether or not consecutive, will be aggregated. Service will be measured in elapsed years and fractions of years whereby each twelve (12) complete calendar months will constitute

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one year, each completed calendar month will constitute one-twelfth (1/12) of a year, and partial calendar months which when aggregated equal thirty (30) days will constitute one-twelfth (1/12) of a year.
Southwest Gas Stock Fund means the Investment Fund that invests in Company stock.
Spouse means on and after June 26, 2013, an individual who is legally married to a Participant as determined under the laws of the state or sovereign country where the marriage occurred and who, on the earlier of the Participant’s date of death or benefits commencement date, is treated as a spouse for federal income tax purposes pursuant to IRS Revenue Ruling 2013-17 and IRS Notice 2014-19. Notwithstanding the foregoing, a former spouse will be treated as the Spouse or surviving Spouse to the extent provided in a Qualified Domestic Relations Order..
Total Vested Account Balance means the value of the Participant's Pre-Tax Deferral Account, Frozen After-Tax Account, Rollover Account, Roth Deferral Account, In-Plan Roth Rollover Account-Employee Pre-tax Deferrals, In-Plan Roth Rollover Account-Employee After-tax Contributions and Rollovers, In-Plan Roth Rollover Account-Company Contributions, Qualified Non-Elective Contribution Account, as well as the Vested portion of the Participant’s Company Matching Contributions Account and Company Non-Elective Contributions Account.
Trust means one or more Trusts established pursuant to the Trust Agreement for purposes of funding the benefits of this Plan.
Trust Agreement means one or more Trust Agreements executed by the Company and provided for the administration of the Trust.
Trust Fund or Funds means the total amount of contributions made by the Participants and the Company together with the net earnings on them, which will be used to provide the benefits to Participants and their Beneficiaries under the Plan.
Trustee means the Trustee of the Trust and any successor Trustee as appointed in the Trust Agreement.
USERRA means the Uniform Services Employment and Reemployment Rights Act of 1994.
Valuation Date means the close of business of each Business Day.
Valuation Period means daily.
Vested means nonforfeitable. The Vested portion of a Participant's Account is determined in accordance with the provisions of Article 6.
Voice Response System means a website or a system of telephonic or other verbal or electronic communication with the Plan Trustee or record-keeper that has been approved by the Committee for the purpose of making certain elections under the Plan.

ARTICLE 2 PARTICIPATION
2.01    Eligibility to Become a Participant

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(a)All Participants
Effective April 1, 1992, any Eligible Employee shall be eligible to participate in the Plan.
(b)Affiliated Company Employees
If a company other than Southwest Gas Corporation becomes an Affiliated Company after December 31, 1988, any employee of such company may elect to become an Eligible Employee as of the later of the employee's date of hire by such company or the date such company adopts the Plan in a manner acceptable to the Committee or the Board.
2.02    Participation in the Plan
(a)An Eligible Employee shall become a Participant following initial hire on the Entry Date coincident with or first following successful completion of enrollment in the Plan, in the manner designated by the Committee from time to time.
(b)An Eligible Employee who was hired after January 2, 2009, and has not enrolled in the Plan as provided for in subparagraph (a) above, will automatically become a Participant on the first day of the first pay period coincident with or first following thirty
(30) days from the date the Plan’s record-keeper receives the Eligible Employee’s employment information from the Company, unless the Eligible Employee elects before such date, in the manner designated by the Committee from time to time, not to participate in the Plan.
(c)An Eligible Employee who was hired before January 2, 2009, and has never enrolled in the Plan, will automatically become Participant on February 1, 2009, unless the Eligible Employee elects before such date, in a manner designated by the Committee from time to time, not to participate in the Plan.
(d)By becoming a Participant, the Eligible Employee authorizes the Company to withhold such reductions from his Compensation and pay said amounts to the Trustee. Becoming a Participant also allows the Plan, unless otherwise directed by the Participant in the manner designated by the Committee, from time to time, to designate (i) how said Deferrals will be allocated between the Investment Funds and
(ii) who will be the Participant’s Beneficiaries.
2.03    Reemployment

An Eligible Employee who met the eligibility requirements of Section 2.01, and whose employment has terminated, and who is subsequently rehired as an Eligible Employee, may elect to participate pursuant to Section 2.02 and shall, if administratively practicable, enter the Plan on the following Entry Date. A rehired Employee who has not met the eligibility requirements of Section 2.01 before his employment terminated will be eligible to enter the Plan on the first Entry Date after he satisfies the requirements of Section 2.01. If an Eligible Employee terminates employment and is rehired in the same Plan Year, he may elect to participate pursuant to Section 2.02 on the date he is rehired and shall, if administratively practicable, enter the Plan on the following Entry Date.

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2.04    Employment After Normal Retirement Age
A Participant who continues in the employ of the Company after Normal Retirement Age will continue to be eligible to be a Participant.

ARTICLE 3
CONTRIBUTIONS

3.01    Contribution of Participant's Deferrals
(a)Matched Deferrals
Upon enrollment or reenrollment in the Plan under Section 2.02(a), each Participant may elect to reduce his Compensation, as a Pre-tax Deferral or Roth Deferral, in a fixed whole percentage of not less than two percent (2%) and not more than seven percent (7%). Upon automatic enrollment in the Plan under Section 2.02(b) or (c), the Participant shall be deemed to have elected and authorized the Company to initially reduce his Compensation by a three percent (3%) Pre-tax Deferral. In each subsequent Plan Year, the reduction will be automatically increased by one percentage point until the reduction reaches a maximum of seven percent (7%) (ten percent (10%) effective January 1, 2023; provided, however, that Company matching contributions will only be made on deferrals of up to seven percent (7%)) of Compensation, unless and until the Participant makes an affirmative election either to not have such reduction made, to select a different allowable level, or to make all or part of the Participant’s Deferrals as Roth Deferrals. The Plan’s automatic enrollment and automatic escalation provisions will be administered according to procedures adopted by the Committee or its designee. The Company will make payments to the Plan within the time frame required by applicable laws and regulations of the amount of the reduction, to be credited to the Participant's Pre-tax Deferral Account (and/or, if elected, his/her Roth Deferral Account). Amounts deferred under this subsection will be contributed as Matched Deferrals. Notwithstanding any other language to this Plan to the contrary, Participant Deferrals shall not be allowed on Compensation that is not compensation within the meaning of Code Section 415(c)(3) and the regulations thereunder.
(b)Unmatched Deferrals.
A Participant making Matched Deferrals at the maximum percentage rate may elect to further reduce his Compensation, as a Pre-tax Deferral or Roth Deferral, in a fixed whole percentage of not less than one percent (1%) and not more than sixty-eight percent (68%) of Compensation. The Company will make payments to the Plan within the time frame required by applicable laws and regulations of the amount of the reduction to be credited to the Participant's Pre-tax Deferral Account (and/or, if applicable, his Roth Deferral Account). Amounts deferred under this subsection will be contributed as Unmatched Deferrals. Notwithstanding any other language to this Plan to the contrary, Participant deferrals shall not be allowed on Compensation that is not compensation within the meaning of Code Section 415(c)(3) and the regulations thereunder.
(c)Change in Percentage or Suspension of Deferrals
A Participant's Deferral percentage will remain in effect until the Participant elects, or is deemed to have elected under Section 2.2(b), to change the percentage. A Participant may elect to change or suspend his Deferral percentage or resume all suspended Deferrals through the Voice Response System or in such other manner as is approved by the Committee from time to time. Changes to a

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Participant’s Deferral election may normally be made on a daily basis and will be effective as soon as practicable thereafter, but in no event will such change become effective prior to the beginning of the Participant’s next full pay period.
(d)Status of Deferrals
Participant Deferrals under this section will be made by payroll deductions authorized by the Participant and will be paid to the Plan by the Company. Participant Deferrals constitute Company contributions under the Plan and are intended to qualify as elective contributions under Code Section 401(k). Elective contributions invested by Participants in the Southwest Gas Stock Fund are also intended to qualify as contributions under the ESOP provisions of the Plan.
3.02    Company Matching Contributions
(a)The Company will, on behalf of eligible Participants, contribute an amount which equals the sum of the amounts to be allocated to the Company Matching Contributions Account of each eligible Participant. The amount allocated to the Company Matching Contributions Account for each eligible Participant will equal fifty percent (50%) of the eligible Participant's Matched Deferrals, excluding the deferral of pay for overtime hours, and forfeitures allocated under Section 3.07. The maximum Company Matching Contribution under this Plan equals three and one-half percent (3 ½%) of a Participant's Compensation. For purposes of this Section 3.02(a), the term "eligible Participant" means any Participant other than a Participant who is an officer of the Company or who has been selected to participate in the Company’s executive deferral plan.
Notwithstanding the foregoing, and solely for Participants with a most recent date of hire or rehire by the Company that is after 2021, the Company will contribute to the Company Matching Contributions Account of each eligible Participant (i.e., solely an Employee hired or rehired after December 31, 2021) an amount equal to one hundred percent (100%) of the eligible Participant's Matched Deferrals (up to a maximum of seven percent (7%) of the Participant’s Compensation), excluding the deferral of pay for overtime hours, and forfeitures allocated under Section 3.07.
(b)Payment of Company Matching Contributions for a Plan Year ending in or with the Company's taxable year will be made at any time during such taxable year or after its close, but not later than the date, including extensions, on which the Company's federal income tax return is due with respect to such taxable year. If Company Matching Contributions are based on Plan Year Compensation, the Company will make true-up matching contributions to the Plan shortly after the end of such Plan Year.
(c)Each Company Matching Contribution will be a complete discharge of the financial obligations of the Company under the Plan with respect to the period for which it is made.
(d)Company Matching Contributions made prior to January 29, 2015, will be made in Company Stock and invested in the Southwest Gas Stock Fund and are intended to qualify as contributions under the ESOP provisions of the Plan. On and after January 29, 2015, Company Matching Contributions will be made in cash and will be invested in Investment Fund(s) according to each Participant’s actual or deemed investment elections.

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3.03    Maximum Amount of Participant Deferrals
(a)Amount.
No Eligible Employee who is a Participant will be permitted to make Deferrals under this Plan or any other qualified plan maintained by the Company during any taxable year in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable years, except to the extent permitted under Section 3.03(b) of the Plan and Code Section 414(v), if applicable.
(b)Catch-Up Contributions
Participants who have attained age 50 before the close of the Plan Year shall (at such times and in such manner as is determined by the Committee with respect to all Participants eligible to make catch-up contributions) be eligible to make catch-up contributions in accordance with, and subject to the limitations of Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.
(c)Definitions. "Excess Deferrals" mean the amount by which:
(i)The sum of: (A) a Participant's Deferrals under the Plan for a given calendar year; and (B) the Participant’s Deferrals under any other Code Section 401(k) qualified plan, a simplified employee pension plan, a Code Section 501(c)(18) plan or a Code Section 403(b) annuity for such calendar year exceeds
(ii)The sum of: (A) seven thousand dollars ($7,000); and (B) the accumulated increments, if any, as of the last day of such calendar year, which have been added to the seven thousand dollars ($7,000) for cost-of-living increases under Code Section 402(g).
(d)Treatment of Excess Deferrals.
If a Participant has made Excess Deferrals, the following provisions shall apply:

(i)In the event that a Participant (or the Company under the circumstances described in Treas. Reg. § 1.402(g)-1(e)(2)) notifies the Committee in writing on or prior to March 1 of a given calendar year that: (A) the Participant has Excess Deferrals included with the Participant’s Deferrals under this Plan for the immediately preceding calendar year; and (B) the amount of such Excess Deferrals which are to be allocated to this Plan for such immediately preceding calendar year, the Committee shall direct the Trustee to make a single payment from the Trust Fund, adjusted for any applicable Trust Fund investment income or loss thereon, to the Participant by April 15 (or any later date that is allowed by applicable law and that will avoid the imposition of excise taxes on the distribution of Excess Deferrals) immediately following the calendar year in which the Excess Deferrals occurred.

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(ii)Excess Deferrals to be distributed under this Section 3.03 shall be adjusted to include any applicable Trust Fund investment income or loss thereon for the immediately preceding calendar year. The investment income or loss attributable to the Excess Deferrals for the immediately preceding calendar year shall either be determined by using a reasonable method, utilized by the record keeper designee of the Committee, that is consistently used for all Participants, or shall be the sum of the income or loss allocable to the Participant's Pre-tax Deferral Account and his/her Roth Deferral Account for the immediately preceding calendar year multiplied by a fraction: (A) the numerator of which is the Participant's Excess Deferrals; and (B) the denominator of which is the balance in the Participant’s Pre-tax Deferral Account and his/her Roth Deferral Account on the last day of the immediately preceding calendar year reduced by the income and increased by the loss allocable to said Deferral Accounts for the calendar year. The distribution shall reduce the Participant's Pre-tax Deferral Account and, if applicable, his/her Roth Deferral Account, as of the date it is distributed. The portion of a Participant's Excess Deferrals to be distributed in accordance with this Section 3.03 shall be reduced by any Excess Contributions previously distributed to the Participant with respect to the same Plan Year under Section 3.04. The lump-sum distribution amount shall be debited from the Participant's Pre-tax Deferral Account and, if applicable, the Participant’s Roth Deferral Account as of the date it is distributed. The Committee shall establish such rules and give such timely directions to the Trustee as the Committee, in its sole discretion, deems appropriate to carry out the provisions of this paragraph. Effective January 1, 2008, gap period income or loss shall no longer be computed and taken into account in determining the Trust Fund investment income or loss attributable to Excess Deferrals.
(iii)Any Excess Deferrals which are distributed to the Participant as provided above shall not be included in the Participant's taxable income for purposes of federal income taxes for the calendar year in which the deferrals are distributed but shall be included in his taxable income for the calendar year in which the Excess Deferrals were made. Earnings and losses attributable to the distributed Excess Deferrals shall be included in the Participant's taxable income in the calendar year in which the deferrals are distributed.
3.04    Limitation on Deferrals
(a)Definitions.
For purposes of this Section 3.04, the following terms shall have the following meanings:
(i)“Actual Deferral Percentage” means, with respect to Higher Compensated Employees and Lower Compensated Employees for a Plan Year, the average of the ratios (expressed as percentages), calculated separately for each Employee in the group applying to him or her and hereafter referred to as the “Actual Deferral Ratio,” of the Employees’ Deferrals for the Plan Year to the Employees’ Compensation for the Plan Year. Notwithstanding the foregoing, if a Higher Compensated Employee is eligible to participate in two (2) or more plans of the Employer which are subject to Code Section 401(k),

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the actual Deferral Ratio for the Higher Compensated Employee will be determined by treating all such plans as a single plan. If a Higher Compensated Employee or a Lower Compensated Employee makes no pre-tax deposits during a Plan Year, the Employee’s Actual Deferral Ratio will be zero for such Plan Year.
Deferrals will be taken into account in determining a Participant's Actual Deferral Ratio for a Plan Year only if such contributions are: (a) allocated to the contributing Participant's applicable Plan account, as of a date within such year, (b) are not contingent on the Participant's Plan participation or performance of future services subsequent to such date; (c) are actually paid to the Trust by the end of the twelfth (12th) month following the close of the Plan Year; and (d) relate to Compensation that either would have been received by the Participant in the Plan Year (but for being contributed as a Deferral to the Plan) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within two and one-half months after the close of the Plan Year (but for being contributed to the Plan as a Deferral).
(ii)"Determination Year" means the Plan Year for which the determination of who are Higher Compensated Employees is being made.
(iii)"Company" means, for purposes of this Section 3.04, the Company and other employers aggregated under Code Section 414(b), (c), (m) or (o).
(iv)"Excess Contributions" mean the amount of Deferrals of Higher Compensated Employees made during the Plan Year that cause the Actual Deferral Percentage for the group to exceed the level of Deferrals allowed by Section 3.04(b).
(v)"Excess Deferrals" mean the Deferrals defined in Section 3.03.
(vi)"Higher Compensated Employees" shall for a given Determination Year mean solely Eligible Employees able to participate in the Plan during such Plan Year whether or not participating, and who:
(A)are a Five Percent Owner during the Determination Year or Look Back Year; or

(B)for the Look-Back Year, had compensation exceeding eighty thousand dollars ($80,000) (this dollar amount shall be adjusted at the same time and in the same manner as under Code Section 415(d)) and (if the Company elects for the Look-Back Year immediately preceding the Determination Year in a manner consistent with guidance prescribed by the Internal Revenue Service; provided such guidance is issued) is in the Top Paid Group of Eligible Employees in the Look-Back Year. The Employer did not make a Top Paid Group election in Plan Years occurring during the period in 1997-2001. The Company has made a Top Paid Group election for Plan Years occurring after December 31, 2001.

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(vii)"Look-Back Year" means the twelve-month period immediately preceding the Determination Year.
(viii)"Lower Compensated Employees" mean Employees who in the Determination Year are eligible to participate in the Plan (including individuals who are eligible to participate in this Plan and who would be Lower Compensated Employees but elect not to participate) and who are not Higher Compensated Employees.
(ix)"Top Paid Group" means the top twenty percent (20%) of the Employees ranked on the basis of Compensation during the year; provided, however, that Employees described in Code Section 414(q)(8) and Q&A 9(b) of Temporary Treasury Regulation Section 1.414 (q)-1T are excluded in the manner provided therein.
(b)401(k) Nondiscrimination Test.
Each Plan Year the annual allocation derived from a Participant's Deferrals shall satisfy one of the following tests or any other test which might be prescribed under Code Section 401(k):
(i)The Actual Deferral Percentage for Higher Compensated Employees shall not exceed the Actual Deferral Percentage for Lower Compensated Employees multiplied by 1.25; or
(ii)The Actual Deferral Percentage for Higher Compensated Employees shall not exceed 2 multiplied by the Actual Deferral Percentage for Lower Compensated Employees; and the excess for the Actual Deferral Percentage for Higher Compensated Employees over the Actual Deferral Percentage for Lower Compensated Employees shall not exceed 2 percentage points.
Notwithstanding the foregoing provisions of this subsection, effective for Plan Years beginning after December 31, 1996, the Actual Deferral Percentage for Lower Compensated Employees that shall, except as provided in the following sentence, be used in applying the tests set forth in this subsection for a Determination Year shall be the Actual Deferral Percentage for Lower Compensated Employees in the Determination Year. The Company may elect (in a manner consistent with guidance prescribed by the Internal Revenue Service; provided such guidance is issued) to use, when applying the tests set forth in this subsection, the Actual Deferral Percentage of Lower Compensated Employees in the Look-Back Year instead of the Determination Year. In the Plan Years beginning January 1, 1997, 1998, 1999, 2000, 2001, and thereafter, the Company has elected to utilize the Actual Deferral Percentage of Lower Compensated Employees for the Determination Year.
For purposes of determining whether the Plan satisfies the actual deferral percentage test of Code Section 401(k), all elective contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were as single plan.

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(c)Treatment of Excess Contributions.
If the limits in Section 3.04(b) are exceeded in any Plan Year, the following provisions shall apply:
(i)Notwithstanding any provisions of this Plan to the contrary, if the Committee determines that a Higher Compensated Employee's Deferrals for any Plan Year will cause this Plan to fail to meet the nondiscrimination test of Section 3.04(b), the Committee, in its sole discretion, may reduce (or suspend, if necessary) the rate of future Deferrals of the Higher Compensated Employee.
The Committee shall make the reduction on a uniform basis. It shall first apply to Higher Compensated Employees then contributing the highest rate of Section 3.01 unmatched Deferrals and then to Higher Compensated Employees then contributing the next highest rate of Section 3.01 unmatched Deferrals and so on, in descending order, from the highest rate. If the reduction of Section 3.01 unmatched Deferrals is not sufficient, then the reduction shall apply to Higher Compensated Employees then contributing the highest rate of Section 3.01 matched Deferrals and then to Higher Compensated Employees then contributing the next highest rate of Section
3.01 matched Deferrals and so on, in descending order from the highest rate. The Committee shall establish such rules as the Committee, in its sole discretion, deems appropriate to carry out the provisions of this paragraph.
For the purposes of this subsection, the phrases “rate of Section 3.01 Unmatched Deferrals” and “rate of Section 3.01 Matched Deferrals” shall refer to the dollar amount of such Deferrals.
(ii)In the event that the Deferrals allocated to Higher Compensated Employees for any Plan Year result in Excess Contributions, the Committee shall direct the Trustee to distribute the Excess Contributions, adjusted for any applicable Trust Fund investment income or loss thereon, to the affected Higher Compensated Employees by March 15 (or any later date that is allowed by applicable law and that will avoid the imposition of excise taxes on the distribution of Excess Contributions) following the Plan Year in which the Excess Contributions occurred but in no event later than the close of the Plan Year following the Plan Year in which the Excess Contributions occurred. To determine the portion of the Excess Contributions to be distributed to each Higher Compensated Employee, the Committee shall direct the Trustee to distribute the Deferrals allocated to Higher Compensated Employees for the Plan Year in which the Excess Contributions occurred to the extent necessary to prevent the Actual Deferral Percentage for the group of Higher Compensated Employees from exceeding the permissible Actual Deferral Percentage for the group.
The Committee shall direct the Trustee to make the distribution on a uniform basis. It shall first be made with respect to Higher Compensated Employees with the highest Actual Deferral Ratio for the Plan Year and then with respect to Higher Compensated Employees with the next highest Actual Deferral

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Ratio for the Plan Year and so on, in descending order from the highest rate until the test in Section 3.04(b) is satisfied. For the purposes of this subsection, the phrase “Actual Deferral Ratio” shall, for Plan Years beginning after December 31, 1996, refer to the dollar amount of such Deferrals and for Plan Years beginning before January 1, 1997, shall mean the Actual Deferral Ratio of a Higher Compensated Employee.
The portion of the Excess Contributions applicable to each Higher Compensated Employee shall be distributed to the Higher Compensated Employee in a single payment. The portion of each Higher Compensated Employee's Excess Contributions that is to be distributed in accordance with this Section 3.04 shall be reduced by any Excess Deferrals previously distributed to the Higher Compensated Employee with respect to the same Plan Year under Section 3.03.
(iii)Excess Contributions to be distributed under this Section 3.04 with respect to a Higher Compensated Employee shall be adjusted to include any applicable Trust Fund investment income or loss on such contributions. The Trust Fund investment income or loss attributable to such Excess Contribution shall be the income or loss allocable to Higher Compensated Employee's Excess Contributions for the preceding calendar year (which shall either be determined by using a reasonable method utilized by the record keeper designee of the Committee, that is consistently used for all Participants, or shall be determined by multiplying the income or loss attributable to the Higher Compensated Employee's Deferrals in such year by a fraction its numerator of which is the Participant's Excess Contributions in such year and its denominator of which is the sum of the balance in the Higher Compensated Employee's Pre-tax Deferral Account and Roth Deferral Account on the first day of such year plus the Higher Compensated Employee's Deferrals for the year. Effective January 1, 2008, gap period income or loss shall no longer be computed and taken into account in determining the Trust Fund investment income or loss attributable to Excess Contributions that is to be distributed pursuant to this Section 3.04(c)(iii).
3.05    Limitation on Company Matching Contributions
(a)Definitions.
For purposes of this Section 3.05, the following terms shall have the following meanings:
(i)"Contribution Percentage" means, with respect to Higher Compensated Employees and Lower Compensated Employees for a Plan Year, the average of the ratios (expressed as percentages), calculated separately for each Employee in the group applying to him and hereinafter referred to as "Contribution Percentage Ratio," of the Company Section 3.02 matching contributions on behalf of the Employee (and Deferrals, if the Company makes a Section 3.05(c) election) for the Plan Year to the Employee's Compensation for the Plan Year. Notwithstanding the foregoing, if a Higher Compensated Employee is eligible to participate in two (2) or more plans of the Company which are subject to Code Section 401(m), the Contribution

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Percentage Ratio for the Higher Compensated Employee will be determined by treating all such plans as a single plan.
The Company's Section 3.02 matching contribution will be taken into account in determining a Participant's Contribution Percentage Ratio for a Plan Year only if such contribution is made on account of the Participant's Deferrals for the Plan Year, is (under the terms of the Plan) allocated to the Participant's applicable account as of a date within that year, and is actually paid to the Trust by no later than the twelfth (12th) month following the close of that year. Qualified matching contributions which are used to meet the requirements of Code Section 401(k)(3)(A) are not to be taken into account for purposes of Section 3.05(a).
(ii)"Determination Year" means the Determination Year defined in Section 3.04.
(iii)"Company" means, for purposes of this Section 3.05, the Company defined in Section 3.04.
(iv)"Excess Aggregate Contributions" mean the amount of the Company Section
3.02 matching contributions on behalf of Higher Compensated Employees (and Deferrals of Higher Compensated Employees, if the Company makes a Section 3.05(d) election) for a Plan Year that causes the Contribution Percentage for the group to exceed the limits allowed by Sections 3.05(b) and (if applicable) 3.05(c).
(v)"Excess Contributions" mean the contributions defined in Section 3.04.
(vi)"Excess Deferrals" mean the Deferrals defined in Section 3.03.
(vii)"Higher Compensated Employees" mean the Higher Compensated Employees defined in Section 3.04.
(viii)"Look-Back Year" means the Look-Back Year defined in Section 3.04.
(ix)"Lower Compensated Employees" mean the Lower Compensated Employees defined in Section 3.04.
(b)401(m) Nondiscrimination Test.
Each Plan Year the Company Section 3.02 matching contributions on behalf of Participants (and Deferrals, if the Company makes a Section 3.05(c) election) shall satisfy one of the following tests or any other test which might be prescribed under Code Section 401(m):
(i)The Contribution Percentage for Higher Compensated Employees shall not exceed the Contribution Percentage for Lower Compensated Employees multiplied by 1.25; or

(ii)The Contribution Percentage for Higher Compensated Employees shall not exceed 2 multiplied by the Contribution Percentage for Lower Compensated Employees; and the excess of the Contribution Percentage for Higher

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Compensated Employees over the Contribution Percentage for Lower Compensated Employees shall not exceed 2 percentage points.
Notwithstanding the foregoing provisions of this subsection, the Contribution Percentage for Lower Compensated Employees that shall, except as provided in the following sentence, be used in applying the tests set forth in this subsection for a Determination Year shall be the Compensation Percentage for Lower Compensated Employees in the Determination Year. The Company may elect (in a manner consistent with guidance prescribed by the Internal Revenue Service; provided such guidance is issued) to use, when applying the tests set forth in this subsection, the Compensation Percentage of Lower Compensated Employees in the Look-Back Year rather than that of the Determination Year. Pursuant to the two foregoing sentences, in the Plan Years beginning January 1, 1997, 1998, 1999, 2000, 2001, and thereafter, the Company has elected to utilize the ACP of Lower Compensated Employees in the Determination Year.
For purposes of determining whether the Plan satisfies the actual contribution percentage test of Code Section 401(m), all employee and matching contributions that are made under two or more plans that are aggregated for purposes of Code Sections 401(a) and 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and that if two or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a) and 410(b) as though they were a single plan.
(c)Company Election
In computing the Contribution Percentage, the Company, in accordance with Treasury Regulation Section 1.401(m)-2(a)(6), may, to the extent allowed by such regulation, elect to use Deferrals in determining the Contribution Percentage. The Committee shall establish such rules and give such directions to the Trustee as shall be appropriate to carry out such election.
(d)Treatment of Excess Aggregate Contributions.
If the limits in Sections 3.05(b) are exceeded in any Plan Year, the following provisions shall apply:
(i)In the event that the Company Section 3.02 matching contributions (and Deferrals, if the Company makes a section 3.05(c) election) allocated to Higher Compensated Employees for any Plan Year result in Excess Aggregate Contributions, the Committee shall direct the Trustee to distribute the Excess Aggregate Contributions, adjusted for any applicable Trust Fund investment income or loss thereon, to the Higher Compensated Employees with the highest Contribution Percentage, if they are Vested in the amounts, by March 15 (or any later date that is allowed by applicable law and that will avoid the imposition of excise taxes on the distribution of Excess Aggregate Contributions) following the Plan Year in which the Excess Aggregate Contributions occurred but in no event later than the close of the Plan Year following the Plan Year in which the Excess Aggregate Contributions occurred. If the affected Higher Compensated Employees are not Vested in such amounts, the Committee shall direct the Trustee to treat the nonvested

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portion of the Excess Aggregate Contributions as a forfeiture (allocable to the Plan Year in which the Excess Aggregate Contributions occurred) and allocate them according to the rules in Section 6.05; provided, however, that no amount of the forfeited Excess Aggregate Contributions shall be allocated to a Higher Compensated Employee whose share of Company Section 3.02 matching contributions (and Deferrals, if the Company makes a Section 3.05(c) election) is adjusted under this Section 3.05.
To determine the amount of Excess Aggregate Contributions, the Committee, or its designee, will perform the following computation (which shall be used solely to determine the aggregate amount to be forfeited or distributed and not the amount to be forfeited by, or distributed to, any individual): first, the Contribution Percentage Ratio of the Higher Compensated Employee with the highest Contribution Percentage Ratio shall be reduced to the extent necessary to (A) enable the Plan to satisfy the Code Section 401(m) limits or (B) cause such Employee's Compensation Percentage Ratio to equal the Compensation Percentage Ratio of the Higher Compensated Employee with the next highest Compensation Percentage Ratio, and then this process will be repeated until the Plan satisfies the Code Section 401(m) limits. In no event will Excess Aggregate Contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year. The aggregate amount of reductions determined under the preceding sentence shall be distributed, first, to the Higher Compensated Employees with the highest dollar amounts of Company Section 3.02 matching contributions (and any Deferrals taken into account in computing a Participant’s Compensation Ratio Percentage), pro rata, in an amount equal to the lesser of (A) the total amount of Excess Aggregate Contributions for the Plan Year determined under the preceding sentence or (B) the amount necessary to cause the amount of such Company Section 3.02 matching contributions (and any Deferrals taken into account in computing the Participant’s Compensation Ratio Percentage) to equal the amount of the Company’s Section 3.02 matching contributions (and any Deferrals taken into account in computing the Compensation Percentage Ratio) of the Higher Compensated Employees with the next highest dollar amount of matching contributions (and any Deferrals taken into account in computing such employees’ Compensation Percentage Ratios); this process is repeated until the aggregate amount distributed equals the amount of Excess Aggregate Contributions determined under the preceding sentence.
The portion of the Vested Excess Aggregate Contributions applicable to each Higher Compensated Employee shall be distributed to the Higher Compensated Employee in a single payment. If the Company has elected under Section 3.05(c) to count Deferrals in the determination of Excess Aggregate Contributions, the portion of the Excess Aggregate Contributions applicable to each Higher Compensated Employee that is to be distributed or forfeited in accordance with this Section 3.05 shall be reduced by any Excess Deferrals and Excess Contributions previously distributed to the Higher Compensated Employee with respect to the same Plan Year under Sections 3.03 and 3.04.

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(ii)Excess Aggregate Contributions for a Plan Year that are to be distributed or forfeited under this Section 3.05 with respect to a Higher Compensated Employee shall be adjusted to include any appropriate Trust Fund investment income or loss thereon for such Plan Year. The Trust Fund investment income or loss allocable to such Participant's Excess Aggregate Contributions for a Plan Year shall either be determined using a reasonable method applied by the record keeper designee of the Committee, that is consistently used for all Participants, or shall be the sum of the income or loss allocable to the Higher Compensated Employee’s Company Matching Contributions Account (and Pre-tax Deferral Account and his/her Roth Deferral Account, if the Company makes a Section 3.05(c) election and is allowed by regulations to Code Section 401(m) to count contributions to Higher Compensated Employee’s Pre-tax Deferral Account and Roth Deferral Account) in the determination of Excess Aggregate Contributions) to the extent there is a distribution or forfeiture attributable to said Accounts, multiplied by a fraction: (1) the numerator of which equals the Higher Compensated Employee’s Excess Aggregate Contributions for the Plan Year, and (2) the denominator of which equals the sum of the balance of such accounts at the beginning of the such year plus the Company Section
3.02 Matching Contributions (and the Participant’s Deferrals if the Company
makes a Section 3.05 (c) election, for such Plan Year, and is allowed by regulations under Code Section 401(m), to count such contributions in the determination of Excess Aggregate Contributions). Effective January 1, 2008, gap period income or loss shall no longer be computed and taken into account in determining the Trust Fund investment income or loss attributable to Excess Aggregate Contributions that is to be distributed pursuant to this Section 3.05(d)(ii).
(f) Notwithstanding any other provision of this Plan to the contrary, the determination, calculation, and/or distribution of Excess Deferrals and/or Excess Contributions shall be made in a manner consistent with Treasury Regulations Sections 1.401(k)-1 and 1.401(k)-2, the terms of which are hereby incorporated by reference. Additionally, notwithstanding any other provision of this Plan to the contrary, the determination, calculation, distribution and/or forfeiture of Excess Aggregate Contributions shall be made in a manner consistent with Treasury Regulations Sections 1.401(m)-1 and 1.401(m)-2, the terms of which are hereby incorporated by reference.
3.06    Limitation on Annual Additions
(a)Basic Limitation
For Plan Years beginning after December 31, 2001, and notwithstanding any provisions of this Plan to the contrary (except to the extent permitted under Section 3.03(b) of the Plan and Code Section 414(v)), the Annual Additions that may be contributed or allocated to any Participant’s Accounts for a Plan Year will not exceed the lesser of (i) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or (ii) one-hundred percent (100%) of the Participant’s Compensation, within the meaning of Code Section 415(c)(3) within such years.

The one-hundred percent (100%) Compensation limit referred to herein shall not apply to any contribution for medical benefits after separation from service (within the

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meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.
For purposes of this Section, “Annual Additions” means the total amount of Company Matching Contributions, Participant Deferrals (including Roth Deferrals), Participant after-tax contributions, Company Non-Elective Contributions, if any, and forfeitures, if any, allocated to the Participant’s Accounts during the Plan Year, without regard to any rollover contribution as delineated in Code Section 415(c)(2).
(b)Participation in Other Defined Contribution Plans
The limitation of this Section 3.06 with respect to any Participant who at any time has participated in any other qualified defined contribution plan (as defined in ERISA Section 3(34) and Code Section 414(I)) maintained by an Affiliated Company will apply as if the total contributions allocated under all such defined contribution plans in which the Participant has participated were allocated under one Plan.
(c)Treatment of Excess Annual Additions
In the event that it is determined that the Annual Additions to a Participant's Accounts, for any Plan Year, or any other defined contribution plan of Employer, would be in excess of the limitations contained herein, then the limit shall be satisfied using any appropriate correction method provided under the Employee Plans Compliance Resolution System, or any successor program.
(d)The determination of the limitation on Annual Additions described in this Section
3.06 will be made considering the Employees of all Affiliated Companies as employed by a single employer. Such determination will be made assuming the phrase, “more than fifty percent” is substituted for the phrase “at least eighty percent” each place it appears in Code Section 1563(a)(1).
3.07    Allocation of Forfeitures
Amounts forfeited from Company Matching Contributions Accounts pursuant to Section 6.05 may, except as otherwise provided in the Plan, be allocated quarterly, to Participants who are active or suspended as of the last day of the calendar quarter for which the forfeitures are being allocated. Such forfeitures may be allocated to the Company Matching Contributions Account of such Participants by the fifteenth (15th) of the month following each quarter end. The amount to be allocated, if administratively practicable, will bear the same ratio to the total forfeitures for such calendar quarter as the Participant’s Company Matching Contributions for the calendar quarter bear to the Company Matching Contributions of all Participants for the calendar quarter. Amounts forfeited from Company Non-Elective Contributions Accounts pursuant to Section 6.05 may, except as otherwise provided in the Plan, be allocated quarterly, to Participants who are active or suspended as of the last day of the calendar quarter for which the forfeitures are being allocated. Such forfeitures may be allocated to the Company Non-Elective Contributions Accounts of such Participants by the fifteenth (15th) of the month following each quarter end. The amount to be allocated, if administratively practicable, will bear the same ratio to the total forfeitures for such calendar quarter as the Participant’s Company Non-Elective Contributions for the calendar quarter bear to the Company Non-Elective Contributions of all Participants for the calendar quarter.

3.08    Rollover Contributions

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The Committee shall decide whether to accept a transfer of assets from a Code Section 401(a)(31) eligible retirement plan with respect to a person who is or is about to become a Participant in this Plan, provided the transfer of such assets to this Plan qualifies as a direct or sixty (60) day rollover of a Code Section 401(a)(31)(C) eligible rollover distribution.
The Committee shall decide whether to accept rollover distributions from Code Sections 401(a) and 403(a) qualified plans, Code Section 403(b) annuity contracts, and Code Section 457(b) eligible plans maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or a political subdivision of a state with respect to a person who is or is about to become a Participant in this Plan, provided the transfer of such assets to this Plan qualifies as a direct or sixty (60) day rollover under the provisions of Code Section 401(a)(31).
In-Plan Roth Rollovers. To the extent permitted by Code Section 402A(c), Notice 2010-84, and Notice 2013-74, and any superseding guidance, amounts allocated to certain accounts in the Plan, other than from a Roth Deferral Account, may (by a Participant, a surviving Spouse Beneficiary, or an Alternate Payee who is a former Spouse) be rolled over to the appropriate account maintained under this Plan for the benefit of the individual to whom the rollover is made. The Plan will maintain such records as are necessary for the proper reporting of In-Plan Roth Rollovers. In-Plan Roth Rollovers are permitted at the following times from and to the following Plan accounts:
(a)Amounts credited to a Participant’s Frozen After-Tax Account and Rollover Account may be rolled over in to an In-Plan Roth Rollover Account-Employee After-tax Contributions and Rollovers at any time.
(b)Amounts credited to a Participant’s Company Matching Contribution Account may be rolled over in to an In-Plan Roth Rollover Account-Company Contributions once the Participant has become fully vested in such account under the terms of the Plan.
(c)Amounts credited to a Participant’s Pre-tax Deferral Account (other than amounts attributable to catch up contributions or the 2001 class action) may be rolled over in to an In-Plan Roth Rollover Account-Employee Pre-tax Deferrals at any time.
Notwithstanding any other Plan provision to the contrary, amounts rolled into one of the above-listed In-Plan Roth Rollover Accounts shall remain subject to the same distribution requirements as the account such amounts were rolled in from.
The Committee may require a Participant to provide reasonable evidence that any such amount meets the above requirements. Furthermore, the Plan shall not be required to accept any transfer from another qualified plan.

The Committee may establish other uniform rules and procedures, consistent with the requirements of the Code and this Section 3.08, concerning the acceptance of rollover contributions, including rules that limit or prohibit wire transfers and other payments that are made directly to this Plan from another Plan in lieu of having the Participant receive a check payable to this Plan’s Trustee for delivery to a Plan representative who is authorized to receive rollover contributions.

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3.09    Employer Error
If the Company makes an incorrect Section 3.02 matching contribution on behalf of a Participant as a result of an error by the Company, then, notwithstanding Section 3.02, the Company shall increase or decrease Section 3.02 matching contributions to the Participant’s Company Matching Contributions Account within a reasonable time after discovery of the error to the extent necessary, and allowed by law, to correct the error as long as the Section 3.02 matching contributions when averaged over the Plan Year equal the amount of contributions required under Section 3.02. The Section 3.02 matching contributions shall be adjusted for earnings or losses which would have accrued to the Participant’s Company Matching Contributions Account if the correct Section 3.02 matching contribution had been made. Alternatively, the Company may recover from the Trust Fund a Section 3.02 matching contribution made as a result of a mistake of fact if the requirements of the Trust are satisfied.
If the Company makes incorrect Section 3.12 Company Non-Elective Contributions on behalf of a Participant as a result of an error by the Company, then, notwithstanding Section 3.12, the Company shall increase or decrease the Section 3.12 Company Non-Elective Contributions to the Participant’s Company Non-Elective Contributions Account within a reasonable time after discovery of the error to the extent necessary, and allowed by law, to correct the error as long as the Section 3.12 Company Non-Elective Contributions when averaged over the Plan Year equal the amount of Company Non-Elective Contributions required under Section 3.12. The Section 3.12 Company Non-Elective Contributions shall be adjusted for earnings or losses which would have accrued to the Participant’s Company Non-Elective Contributions Account if the correct Section 3.12 Company Non-Elective Contributions had been made. Alternatively, the Company may recover from the Trust Fund a Section 3.12 Company Non-Elective Contributions made as a result of a mistake of fact if the requirements of the Trust are satisfied.
If the Company makes an incorrect Deferral on behalf of Participant as a result of an error by the Company, then, notwithstanding the percentage limitations set forth in Section 3.01, the Participant may elect to increase or decrease his or her Deferrals to the extent necessary to correct the error as long as his or her Deferrals when averaged over the Plan Year do not exceed the percentage limitations set forth in Sections 3.01. The Deferrals made pursuant to this Section 3.09 shall not be adjusted for earnings or losses which would have accrued to the Participant’s Accounts if the correct deposit had been made.
If the Company makes an incorrect Section 3.07 forfeiture allocation on behalf of a Participant as a result of an error by the Company, then, notwithstanding Section 3.07, the Company shall increase or decrease Section 3.07 forfeiture allocation to the Participant’s Company Matching Contributions Account within a reasonable time after discovery of the error to the extent necessary, and allowed by law, to correct the error. The Section 3.07 forfeiture allocation shall be adjusted for earnings or losses which would have accrued to the Participant’s Company Matching Contributions Account if the correct Section 3.07 forfeiture allocation had been made. Alternatively, the company may recover from the Trust Fund a Section 3.07 forfeiture allocation made as a result of a mistake of fact if the requirements of the Trust are satisfied.
Notwithstanding the foregoing, any Deferrals and Company Section 3.02 matching contributions made pursuant to this Section 3.09 shall be subject to the limitations set forth in Sections 3.03, 3.04, 3.05, and 3.06. Furthermore, any Company Section 3.07 forfeiture

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allocation made pursuant to this Section 3.09 shall be subject to the limitations set forth in Section 3.06.
3.10    Inclusion of Ineligible Employee
If, in any Plan Year, a non Eligible Employee is erroneously included as a Participant in the Plan and discovery of such erroneous inclusion is not made until after a Deferral for the Plan Year has been made, the Company may, if allowed by law, recover the Deferral, and any earnings thereon, from the Trust Fund and refund it to such Employee, when a distributable event under Code Section 401(k) occurs. The Company may recover a Section 3.02 matching contribution or a Section 3.07 forfeiture allocation from the Trust Fund if and only if the requirements of the Trust are satisfied.
3.11    EPCRS and Qualified Non-Elective Contributions
Notwithstanding Section 3.09 and 3.10, or any other provision of the Plan to the contrary, the Company may correct an operational error in the administration of the Plan as provided in Section 8.13. Additionally, the Company may, if necessary, correct an operational error in the administration of the Plan through a qualified non-elective contribution to a Participant’s Qualified Non-Elective Contribution Account.

3.12    Company Non-Elective Contributions
Beginning after December 31, 2021, the Plan Sponsor shall make Company Non-Elective Contributions to the Company Non-Elective Contributions Account of each Participant/Employee whose most recent date of hire or rehire by the Company is after 2021. The amount allocated to the Company Non-Elective Contributions Account for each such eligible Participant will equal three percent (3%) of the eligible Participant's Compensation, excluding (a) the deferral of pay for overtime hours, and (b) forfeitures allocated under Section 3.07.
ARTICLE 4
INVESTMENT OF CONTRIBUTIONS AND VALUATION OF ACCOUNTS

4.01    Participants’ Accounts

The Committee will, to the extent necessary, establish and maintain in the name of each Participant a Company Matching Contributions Account, Company Non-Elective Contributions Account, a Pre-tax Deferral Account, a Qualified Non-Elective Contributions Account, a Roth Deferral Account, a Frozen After Tax Account, a Rollover Account, an In-Plan Roth Rollover Account-Employee Pre-tax Deferrals, an In-Plan Roth Rollover Account-Employee After-tax Contributions and Rollovers, and an In-Plan Roth Rollover Account-Company Contributions. A Participant’s Accounts will be credited with contributions and forfeitures, charged with withdrawals and distributions, and adjusted for investment results as determined under the Plan and as otherwise set forth in the Plan.

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4.02    Investment Funds
(a)Upon enrollment or reenrollment, each Participant will have his Accounts invested in the Trust Fund. The Trust Fund will consist of those Investment Funds made available by the Committee from time to time. Each Participant will have the right upon enrollment, reenrollment, and during participation, to elect the Investment Fund(s) under which future contributions to the Participant’s Accounts will be invested, by making such election in the manner designated by the Committee from time to time. The election will include the percentage, subject to the restrictions in Schedule A, of future contributions to be invested in each Investment Fund, with the total of the percentages equal to one hundred percent (100%). Such election for future contributions will be effective as soon as administratively practicable on or after the Business Day such election is received by the Committee and/or its designee..
(b)A Participant automatically enrolled in the Plan under Sections 2.02(b) or (c) shall be deemed to have elected to invest the Participant’s Pre-tax Deferral Account (and/or, if elected, his/her Roth Deferral Account) in an age-appropriate Fidelity Freedom Fund, or other equivalent Investment Fund as designated by the Committee from time to time, commensurate with the age of the Participant at the time of automatic enrollment, unless and until the Participant makes an affirmative election to cease participation or change the Investment Fund into which future contributions are to be invested.
(c)In addition, each Participant will also have the right to have all or any part of his/her Accounts transferred among and between the Investment Fund(s), subject to the restrictions set forth in Schedule A. Transfers in a Participant’s Accounts will take place as soon as administratively practicable on or after the Business Day such election is received by the Committee and/or its designee. The Committee may create alternative rules allowing for such transfers.
(d)Except for Participant Deferrals) invested in Employer Securities and as provided in Section 4.03 below, the Committee will exercise voting, tender, and other rights with respect to the Investment Funds.
4.03    Investment of Company Matching Contributions and Voting of Company Stock
All Company Matching Contributions that are made with respect to a Participant shall be made in cash and shall be invested in the Investment Fund(s) actually or deemed selected by the Participant. A Participant may elect to have amounts credited to his Company Matching Contributions Account invested in any of the Investments Funds as set forth above in Section 4.02.

This Plan may acquire and hold qualifying securities of the Company. If all or part of a Participant’s Company Matching Contribution Account or other accounts is invested in Employer Securities, such Participant shall be entitled to the voting rights based on the value of such stock in his Account. The Trustee will vote the Company Stock that is not voted by Participants in the same ratio that the stock is voted by the Participants who exercised their voting rights. The Committee, in a nondiscriminatory manner, will make any other necessary decisions arising out of the acquisition or holding of Employer Securities.

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4.04    Allocation of Investment Income on a Valuation Date
All determinations of a Participant’s Account balances shall be based on the value as of the last available or coincident Valuation Date. Accounts are debited and credited on the actual date of a transaction. Dividends and interest are posted on the date declared. Realized gains and losses are debited or credited at the time of the transaction (i.e., exchanges, withdrawals).
4.05    Limitation on Participant Investment Instructions
Notwithstanding anything else in this Plan to the contrary, the Committee will, unless in its discretion it determines otherwise, decline to carry out a Participant’s investment instructions if such instructions:
*Would result in a prohibited transaction described in ERISA Section 406 or Code Section 4975;
*Would generate income that would be taxable to the Plan;
*Would not be in accordance with the Plan;
*Would cause a fiduciary to maintain the indicia of ownership of any Plan assets outside the jurisdiction of the district courts of the United States other than as permitted by ERISA Section 404(b) and 29 CFR 2550.404b-1;
*Would jeopardize the Plan’s tax qualified status under the Code; or
*Could result in a loss in excess of a Participant’s or Beneficiary’s account balance.
Furthermore, notwithstanding any language in this Plan to the contrary, the Committee may establish any and all rules and regulations it deems necessary to provide and allow for a change in Plan record keeper, and/or Trustee, or a change in Investment Funds, as determined by the Committee, that are available to Plan Participants. Such rules and regulations may include, but not be limited to, limits or prohibitions, during specified time periods, on the availability of Participant enrollments, withdrawals, distributions, loans, rollover contributions, Investment Fund transfers, and/or changes in Deferral elections. Participants shall also be subject to trading restrictions, penalties and rules established by either (a) the Plan’s record keeper, or (b) the company that maintains an Investment Fund option in which the Participant has directed, or does direct, an investment of all or part of the Participant’s Accounts.
4.06    Limitation on Participant Investment Instructions

All Company Non-Elective Contributions that are made with respect to a Participant shall be made in cash and shall be invested in the Investment Fund(s) actually or deemed selected by the Participant. A Participant may elect to have amounts credited to his Company Non-Elective Contributions Account invested in any of the Investments Funds as set forth above in Section 4.02.

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This Plan may acquire and hold qualifying securities of the Company. If all or part of a Participant’s Company Non-Elective Contributions Account or other accounts is invested in Employer Securities, such Participant shall be entitled to the voting rights based on the value of such stock in his Account. The Trustee will vote the Company Stock that is not voted by Participants in the same ratio that the stock is voted by the Participants who exercised their voting rights. The Committee, in a nondiscriminatory manner, will make any other necessary decisions arising out of the acquisition or holding of Employer Securities.
ARTICLE 5

WITHDRAWALS, LOANS AND QUALIFIED
DOMESTIC RELATIONS ORDERS
5.01    Withdrawal of Frozen After Tax Contributions
Through the Voice Response System, a Participant may withdraw, in cash, from his Frozen After Tax Account a minimum of five hundred dollars ($500) or one hundred percent (100%) of the value of his Frozen After Tax Account, if less, as of the date of the request. Only Participants who are ERISA Section 3(14) parties in interest can request and receive such withdrawal. Withdrawals from a Participant’s Frozen After Tax Account will be first withdrawn from pre-1987 voluntary contributions and the remainder thereafter from pre-1987 earnings and post-1986 earnings.
Withdrawals will be processed as soon as administratively practicable on or after the Business Day the request for withdrawal is received by the Voice Response System. A Participant will be permitted to make such a withdrawal once in any twelve (12) month period.
5.02    Withdrawal of Company Matching Contributions and Company Non-Elective Contributions
Through the Voice Response System, a Participant may withdraw, in a cash lump sum distribution, or Section 7.03 eligible rollover distribution, from his Company Matching Contributions Account and/or Company Non-Elective Contributions Account, a minimum of five hundred dollars ($500) or, if less at the date of the request, one hundred percent (100%) of the value of his Company Matching Contributions Account and Company Non-Elective Contributions Account. Only Participants who are ERISA Section 3(14) parties in interest can request and receive such withdrawal. A Participant will be permitted to make such a withdrawal only if he has previously withdrawn all amounts available to him in accordance with section 5.01 and only if his Company Matching Contributions Account and Company Non-Elective Contributions Account are both one hundred percent (100%) vested. A Participant will be permitted to make such a withdrawal once in any twelve (12) month period..
5.03    Loans to Participants
(a)A Participant may request, and if eligible, receive a loan through the Voice Response System. Only Participants who are ERISA Section 3(14) parties in interest can request and receive a Plan loan.

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(b)The loan request will be reviewed to comply with the provisions of the Plan and ERISA and according to a uniform nondiscriminatory policy for approval of loan applications (which policy may be changed from time to time as the Committee may deem appropriate and will supersede the terms of this Section 5.03, if inconsistent therewith). A Participant will only be able to borrow from his Pre-tax Deferral Account, Roth Deferral Account, Rollover Account, In-Plan Roth Rollover Account-Employee Pre-tax Deferrals, and In-Plan Roth Rollover Account-Employee After-tax Contributions and Rollovers (and exclusively for loans made during the time period starting November 17, 2017, and ending on November 30, 2017, any other of the Participant’s Accounts). The loan request must be for an amount at least equal to one thousand dollars ($1,000) and shall not, when added to the outstanding balance of all other loans from the Plan to the Participant, exceed the lesser of:
(i)$50,000, reduced by the excess (if any) of (1) the highest outstanding balance of loans from the Plan (and any qualified plan of the Company or an Affiliated Company) during the 12 months ending on the day before the date on which the loan was made over (2) the outstanding balance of loans from the Plan (and any qualified plan of the Company or an Affiliated Company) on the date on which the loan was made, or
(ii)one-half the value of the Vested portion of the Participant’s Accounts.
(c)The Participant shall pledge no more than one-half (1/2) of the value of the then Vested portion of his Plan Accounts as security for the repayment of the loan.
(d)The Participant’s endorsement on the loan check shall evidence his obligation to repay his loan from the Plan.
(e)With respect to any loan, the Participant shall execute a consent to the repayment of his loan by withholding payroll and the Company shall pay to Trustee the withheld amount.
(f)Installment payments on a Plan loan shall be made not less frequently than as payroll is paid to the borrowing Participant, and in all circumstances not less frequently than quarterly, in installments of principal and interest.
(g)No Plan loan shall extend over a period greater than five (5) years.
(h)Interest shall be charged on any Plan loan at a rate equaling two percent (2%) plus the prime rate of interest. The prime rate of interest shall be the prime rate published in the Wall Street Journal, updated on the last Business Day of the last quarter prior to the making of the loan.
(i)In the event the Participant fails to repay all or any portion of Plan loan or loans when the same become due and payable, the loan shall be in default and the Trustee may (in addition to any other legal remedies the Trustee may have) when a distribution event occurs, deduct the unpaid amount of such loan, plus accrued interest thereon, from the Vested portion of the Participant’s Plan Accounts.

(j)A Participant shall receive a Plan loan only if he satisfies all applicable requirements of this Section 5.03.

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(k)If a Participant requests and is granted a loan, a loan check will be generated directly from the Participant’s Accounts. Except for Participants that are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, Participants will not be permitted to specify the Investment Funds from which the loan is disbursed.

(l)Principal and interest payments on a Participant’s loan will be deposited directly to the Participant’s Accounts and invested in the Investment Funds selected pursuant to Section 4.02 above.
(m)A Participant may only have one loan of the type described in subparagraph (b) above outstanding at any one time.
(n)A Participant may prepay the entire outstanding loan balance in respect to any loan at any time without penalty.
(o)If the Trustee determines that a financing statement, or any other document, should be filed under the Uniform Commercial Code the Trustee shall make such filing.
5.04    Hardship Withdrawals
(a)Hardship Withdrawal Administrative Rules.
Subject to the approval of the Committee, a Participant may be permitted to withdraw from the Participant’s Pre-tax Deferral Account, Roth Deferral Account, and/or In-Plan Roth Rollover Account-Employee Pre-tax Deferrals, to meet the financial hardship. Only Participants who are ERISA Section 3(14) parties in interest can request and receive such withdrawal. The withdrawal will be divided among the Investment Funds in the same proportion as the Participant’s Pre-tax Deferral Account, Roth Deferral Account, and/or In-Plan Roth Rollover Account-Employee Pre-tax Deferrals, is/are invested in the Investment Funds. The Committee shall establish rules for determining the value of the Participant’s Pre-tax Deferral Account, Roth Deferral Account, and/or In-Plan Roth Rollover Account-Employee Pre-tax Deferrals when a hardship withdrawal is requested. Notwithstanding the foregoing, between July 3, 2017, and December 31, 2018, investment earnings on a Participant’s Pre-tax Deferral Account, Roth Deferral Account, and/or In-Plan Roth Rollover Account-Employee Pre-tax Deferrals, may not be withdrawn in a hardship withdrawal.
(b)Hardship Withdrawal Conditions to be Met.
The Committee, or its designee, will determine, in a nondiscriminatory manner, and in accordance with applicable Treasury Regulations, whether a Participant has a financial hardship. A distribution may be made on account of financial hardship if the distribution is necessary in light of immediate and heavy financial need of the Participant and if such distribution is necessary to satisfy the need.
(i)Before the distribution the Participant, and if applicable the Participant's Spouse, shall execute all consents to the distribution that would be required if the withdrawal were a distribution upon the Participant’s termination of

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employment, and the Participant submits documentation to the Committee, or its designee, indicating that his or her requested distribution is necessary to satisfy a financial need arising from:
(A)Code Section 213(d) medical expenses previously incurred by the Participant, the Participant’s Spouse, or the Participant’s Code Section 152 dependents, or necessary for these persons to obtain Code Section 213(d) medical care;
(B)Costs directly related to the purchase (excluding mortgage payments), but not the construction, repair, remodel, refinance, or lease of the Participant's principal residence;
(C)Payment of tuition related educational fees, and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s Spouse, or the Participant’s children or the Participant’s Code Section 152 dependents determined without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B);
(D)Payments necessary to prevent the eviction of the Participant from his or her principal residence or the foreclosure of the mortgage on the Participant’s principal residence;
(E)Payments for burial or funeral expenses for the Participant’s deceased parent, the Participant’s deceased Spouse, the Participant’s deceased children, or the Participant’s deceased Code Section 152 dependents determined without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B);
(F)Payment for expenses for the repair and damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
(G)Expenses and losses (including loss of income) incurred by the employee on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the employee's principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.
(H)Such other events as the Committee agrees to and as to which the Commissioner of the Internal Revenue Service specifies, through the publication of revenue rulings, notices, and other documents of general availability, as giving rise to a deemed immediate and heavy financial need.
(ii)The Participant’s hardship distribution:

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(A)Must be in an amount not exceeding the amount of the need arising under subparagraph (i)(A-H) above. The amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;
(B)Cannot be made until the Participant has obtained all other currently available distributions (including the election to receive dividends under Article 14), other than hardship distributions that are currently available under all qualified and nonqualified plans of the Company; and
(C)Shall not result in the Participant being prohibited from making Deferrals to this and all other qualified and nonqualified plans of deferred compensation maintained by the Company. Any Participant who (due to receiving a hardship distribution from the Plan) is suspended from taking a hardship distribution will no longer be suspended on and after January 1, 2019.
(iii)Time of Distribution.
Participant hardship withdrawal requests will be processed by the Committee, or its designee, according to policy or procedures as adopted by the Committee from time to time. Hardship Withdrawal distributions will be in a single cash payment; provided, however, if all or part of the distribution is a Section 7.03 Eligible Rollover Distribution, the distribution shall be made in one of the three following forms that the Participant must elect among:
(A)A single cash payment;
(B)If allowed by Section 7.03, a direct rollover of the Eligible Rollover Distribution; or
(C)If allowed by Section 7.03, a partial cash payment and a direct rollover of the remainder of the eligible rollover distribution.
Effective January 1, 1994, if a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:
(A)The Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and
(B)The Participant, after receiving the notice, affirmatively elects a distribution.
(iv)Administrative Burden.

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A withdrawal by a Participant shall not impose undue administrative burden upon the Company, the Trustee or the Committee, or in any way adverse the rights or interests of other Participants. Undue administrative burden will be subject to review and determination by the Committee. A Participant shall not be permitted to make up any amounts withdrawn.
5.05    Qualified Domestic Relations Order
(a)Period of Determination.
Pending its determination of whether a domestic relations order (DRO) is a Qualified Domestic Relations Order, the Committee, or its designee, shall in its discretion direct the Trustee to ban any loans or withdrawals from the Participant’s Plan Accounts, and to separately account for the amounts which would have been payable to the Alternate Payee during the determination period (described below) if the DRO had been determined to be a Qualified Domestic Relations Order. Once the DRO is deemed to be a Qualified Domestic Relations Order, the Committee, or its designee, shall direct the Trustee to segregate the amount payable to the Alternate Payee into a separate account. The law provides an 18-month period from the date on which the DRO requires the first payment to the Alternate Payee for the Committee, or its designee, to determine if the DRO is a Qualified Domestic Relations Order. If the Committee, or its designee, determines that the DRO is not a Qualified Domestic Relations Order or if the issue is not resolved within the 18-month period, the Committee, or its designee, shall direct the Trustee to pay the separate account, adjusted for earnings and losses thereon, to the person who would have been entitled to the amounts if there were no DRO. Any determination that a DRO is a Qualified Domestic Relations Order made after the close of the 18-month period shall be applied prospectively only.
(b)Payment. An Alternate Payee’s interest in the Vested amount in a Participant’s Accounts, to the extent possible, shall be segregated into a separate subaccount and distributed in a lump sum or, if all or part of the distribution is a Section 7.03 Eligible Rollover Distribution and a direct rollover is allowed by Section 7.03, a direct rollover at the time specified in the Qualified Domestic Relations Order even when the order requires payment to be made to the Alternate Payee before the Participant’s earliest retirement age as defined in Code Section 414(p)(4). Other matters, including the allocation of future Deferrals, Company Matching Contributions, forfeitures and Trust Fund earnings or losses to the segregated subaccount, shall be governed by the procedures adopted by the Committee hereunder and by the terms of the Qualified Domestic Relations Order; provided, however, that the Participant’s Accounts, including any segregated subaccount, shall not receive a greater or lesser aggregate allocation than if the segregated subaccount had not been established. If the Committee, or its designee, makes a decision under this Section 5.05 which affects a Participant’s or Alternate Payee’s Accounts, the Committee Shall notify the Trustee, the affected Participant and the Alternate Payee.
5.06    Withdrawal of Automatic Enrollment Contributions

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A Participant who is automatically enrolled in the Plan under Sections 2.02(b) or (c) and 3.01(a) will be permitted to withdraw all contributions to his Pre-tax Deferral Account and/or Roth Deferral Account, provided such request is made in the manner designated by the Committee from time to time, no later than ninety (90) days following the first contribution to the Participant’s Pre-tax Deferral Account and/or Roth Deferral Account. Upon such permitted withdrawal, the Participant’s Company Matching Contributions Account, including allocated forfeitures, shall be forfeited, unless otherwise Vested.
5.07    Withdrawals of Rollover Account
Effective August 1, 2011, through the Voice Response System, a Participant may withdraw, in a cash lump sum distribution or Section 7.03 eligible rollover distribution, from his Rollover Account a minimum of one thousand dollars ($1,000) or one hundred percent (100%) of the value of his Rollover Account, if less, as of the date of the request. A Participant will be permitted to make such a withdrawal once in any twelve (12) month period.

ARTICLE 6
VESTING OF RETIREMENT, DISABILITY, DEATH, AND TERMINATION OF EMPLOYMENT BENEFITS
6.01    Vesting Due to Attainment of Normal Retirement Age and Normal Retirement Benefits
The Company Matching Contributions Account and/or Company Non-Elective Contributions Account of a Participant will become, if it has not already done so, one hundred percent (100%) Vested on the date the Participant attains the Participant’s Normal Retirement Age. A Participant is always fully Vested in the Participant’s other Participant Accounts. A Participant’s retirement benefit shall be the amount credited to his Accounts as of the Valuation Date preceding distribution of such benefit plus Section 3 contributions to such Accounts on behalf of the Participant after such Valuation Date.
6.02    Vesting Due to Disability and Disability Benefits
The Company Matching Contributions Account and/or Company Non-Elective Contributions Account of a Participant, whose employment with the Company is terminated because he is Permanently and Totally Disabled, will become, if it has not already done so, one hundred percent (100%) Vested on the date the Participant’s employment terminates due to the Participant becoming Permanently and Totally Disabled. A Participant’s disability benefit shall be the amount credited to his Accounts as of the Valuation Date preceding distribution of such benefit plus Section 3 contributions to such Accounts on behalf of the Participant after such Valuation Date..
6.03    Vesting Due to Death and Death Benefits
The Company Matching Contributions Account and/or Company Non-Elective Contributions Account of a Participant, whose employment with the Company is terminated due to death, will become, if it has not already done so, one hundred percent (100%) Vested on the Participant’s date of death. A Participant’s death benefit shall be the amount credited to his Accounts as of the Valuation Date preceding distribution of such benefit plus Section 3 contributions to such Accounts on behalf of the Participant after such Valuation Date.

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6.04    Vesting upon Termination of Employment and Termination of Employment Benefits
(a)The benefit payable under the Plan in the case of a Participant, whose employment with the Company is terminated for any reason other than described in Sections 6.01, 6.02, or 6.03, will be equal to the sum of (i) the Vested value of his Accounts on the Valuation Date immediately preceding payment of such benefits, and (ii) Article 3 contributions to such Accounts on behalf of the Participant after such Valuation Date. The Vested value of a Participant’s Accounts will be equal to:
(i)The Participant’s Pre-tax Deferral Account and Roth Deferral Account) value; plus
(ii)The Participant’s Qualified Non-Elective Contribution Account; plus
(iii)The Participant’s Frozen After Tax Account value; plus
(iv)The Participant’s Rollover Account value and the values credited to the Participant’s In-Plan Roth Rollover Account-Employee Pre-tax Deferrals, In-Plan Roth Rollover Account-Employee After-tax Contributions and Rollovers, and In-Plan Roth Rollover Account-Company Contributions; plus
(v)The Vested portion of a Participant’s Company Matching Contributions Account and Company Non-Elective Contributions Account as determined as follows:

Years of Service	Vested Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 and over	100%

For purposes of this Section 6.04, the term “Year of Service” is a whole year of Service. Pursuant to Section 1, the definition of “Service,” a Year of Service is twelve (12) complete calendar months of Service. Thirty (30) days is deemed to be a month in the case of the aggregation of fractional amounts.
Service with Graham County Utilities shall count as Service with the Company in determining the vesting Years of Service of any individual who becomes a Company Employee on August 30, 2021, due to the Company’s acquisition of Graham County Utilities.
6.05    Forfeitures
The non-Vested portion of a Participant’s Company Matching Contributions Account and/or Company Non-Elective Contributions Account, if any, will be forfeited upon the earlier to occur of (a) the date the Participant incurs his fifth consecutive one (1) year Period of Severance or (b) the date that the Vested portion of the Participant’s Company Matching Contributions Account and/or Company Non-Elective Contributions Account is paid out according to the following paragraph. If the Participant is zero percent vested in such

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accounts, he shall be deemed to have received a distribution of such vested account balance on the date he terminated employment with the Company.
Notwithstanding any other provision of this Plan to the contrary, any such forfeitures will be applied first to reinstate the forfeited portions of Company Matching Contributions Accounts and/or Company Non-Elective Contributions Accounts of rehired Participants and lost and missing Participants and Beneficiaries as described in subsections 6.07(a) and 13.06. If the amount of forfeitures available is insufficient to reinstate the Accounts required to be reinstated for certain rehired Participants, the Company will make an additional contribution in an amount required to reinstate such Accounts fully.
6.06    Distributions
(a)If, upon a Participant’s termination of employment, the Vested amount in his Accounts does not exceed $1,000 (or any other amount as may be established, by regulations of the Secretary of the Treasury) and the Participant does not elect to have such balance paid directly to an eligible retirement plan specified in a direct rollover within the time permitted by the Committee, the Committee will direct the Trustee to distribute such balance to the Participant.
(b)If, upon a Participant’s termination of employment, the Vested amount in his Accounts is greater than $1,000 and does not exceed $5,000 (or any other amount as may be established, by regulations of the Secretary of the Treasury) without regard to the portion of the Account Balance that is attributable to rollover contributions (and earning allocable thereto) within the meaning of Code Sections 402(c), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) and the Participant does not elect to have such balance paid directly to an eligible retirement plan specified in a direct rollover or to receive the balance directly within the time permitted by the Committee, the Committee will direct the Trustee to pay the balance in a direct rollover to an individual retirement account designated by the Committee for the benefit of the Participant.
(c)If, upon a Participant’s termination of employment, the Vested amount in a Participant’s Accounts exceeds $5,000, without regard to such rollover contributions, the Participant may request, through the Voice Response System, a distribution of the entire Vested amount of such Accounts.
(d)Distributions under this Section 6.06 shall occur as soon as administratively practicable following the Plan Year in which the Participant’s termination of employment occurred. Investment income will continue to be allocated pursuant to Section 4.04.
6.07    Reinstatement of Forfeited Accounts
(a)With respect to the Participant who receives a distribution pursuant to Article 6.05 and whose Termination Date occurs before he is one hundred percent (100%) Vested in his Company Matching Contributions Account and/or his Company Non-Elective Contributions Account, the Participant may repay to the Plan the full amount distributed to him from such Account; provided, however, that the repayment must occur before the earlier of: (a) the date five (5) years after the date he is subsequently re-employed by the Company, or (b) the day the Participant incurs his

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fifth (5th) consecutive one (1) year Period of Severance commencing after the date of the distribution. After such repayment, the balance in the Participant’s Company Matching Contributions Account and/or Company Non-Elective Contributions Account shall be adjusted to the value of the balance in his Company Matching Contributions Account and/or Company Non-Elective Contributions Account on the date the repaid distribution was originally made to the Participant. The difference between the amount repaid by the Participant and the balance in his Company Matching Contributions Account and/or Company Non-Elective Contributions Account on the date the repaid distribution was originally made shall be funded by all unallocated forfeitures incurred in the Plan Year of repayment to the extent necessary to reinstate the Participant’s Company Matching Contributions Account and/or Company Non-Elective Contributions Account in full, and to the extent such forfeitures are inadequate, by additional Company contributions.
(b)With respect to a Participant who terminates employment without being one hundred percent (100%) Vested in his Company Matching Contributions Account and/or Company Non-Elective Contributions Account and who is reemployed after incurring five (5) consecutive one (1) year Periods of Severance, Years of Service subsequent to his reemployment will not increase the Vested percentage of the amount in his Company Matching Contributions Account and/or Company Non-Elective Contributions Account as of such prior termination of employment.
ARTICLE 7 DISTRIBUTION OF BENEFITS

7.01    Form of Distribution
Amounts distributable pursuant to Article 6 will be distributed as follows:
(a)If any Investment Fund is invested in whole or in part in common stock of the Company, distributions from such Investment Fund will be made in full shares of common stock of the Company plus cash in lieu of any fractional share. Upon written application to the Committee, a Participant or, if applicable and allowed, his Beneficiary may request a single sum payment entirely in cash or an optional form of cash payment described in Section 7.02(c)(iv) or 7.03.
(b)Distribution from other Investment Funds will be made in a single sum payment in cash or an optional form of cash payment described in Section 7.02(c)(iv) or 7.03.
7.02    Timing of Distributions
(a)General Rules
(i)The provisions of this Section 7.02 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)If the total amount of 2002 required minimum distributions made to a Participant or Designated Beneficiary under the Plan prior to January 1, 2003

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equals or exceeds the required minimum distributions required by this Section 7.02, then no additional distributions will be required to be made for 2002 on or after such date. If the total amount of 2002 required minimum distributions made to a Participant or Designated Beneficiary under the Plan is less than such amount, then the required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to a Participant or Designated Beneficiary will equal the amount required by this Section 7.02.
(iii)The requirements of this Section 7.02 will take precedence over any inconsistent provisions of the Plan.
(iv)All distributions required under this Section 7.02 will be determined and made in accordance with the regulations under Code section 401(a)(9)Code.
(v)Notwithstanding the other provisions of this Section 7.02, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.
(b)Definitions
For purposes of this Section 7.02, the following terms mean:
(i)“Designated Beneficiary” means the individual who is designated as the Beneficiary under the provisions of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-1, Q&A-4.
(ii)“Distribution Calendar Year” means the calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under this Section 7.02. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
(iii)“Life Expectancy” means the Life Expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(iv)“Participant’s Account Balance” means the Total Vested Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Total

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Vested Account Balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Total Vested Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.
(v)“Required Beginning Date” means April 1 of the calendar year following the later of the calendar year in which the Participant (other than a 5-percent owner) attains age 70 ½ or the calendar year in which the Participant retires from employment with the Company. For a Participant who is a 5-percent owner, the Required Beginning Date means April 1 of the calendar year following the calendar year in which the Employee attains age 70 ½.
(c)Time and Manner of Distribution
(i)The Participant’s entire interest will be distributed in a single sum to the Participant no later than the Participant’s Required Beginning Date.
(ii)If the Participant dies before distribution, the Participant’s entire interest will be distributed to his or her Designated Beneficiary in a single sum no later than the earlier of (x) the end of the month of the fifth anniversary of the Participant’s death or (y) December 31 of the calendar year in which the Participant would have attained age 70 ½.
(iii)If the Designated Beneficiary dies before distribution, the entire interest received from the Participant will be distributed in a single sum to the beneficiary of the Designated Beneficiary immediately after notice of the death of the Designated Beneficiary.
(iv)Effective February 1, 2011, a Participant, or a Designated Beneficiary who is the Participant’s surviving Spouse, will be permitted to make partial withdrawals of his/her entire interest, provided such request is made in the manner designated by the Committee from time to time, either in a single cash payment of not less than one thousand dollars and no cents ($1,000.00) or periodic payments in any amount. The amount and frequency of periodic payments may be changed or discontinued at any time, by the Participant or Designated Beneficiary, provided such request is made in the manner designated by the Committee from time to time. The withdrawing Participant or Designated Beneficiary shall be responsible for any and all applicable fees charged for such partial withdrawals. Partial withdrawals shall comply with the minimum distribution rules set forth in this Section 7.
(v)If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 7.02(c)(ii)), the date distributions are considered to begin is the date distributions actually commence.

(vi)Unless the Participant’s interest is distributed in a single sum or in the form of

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an annuity purchased from an insurance company on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 7.02(d) and (e). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the applicable Treasury Regulations.

(d)Required Minimum Distributions During Participant’s Lifetime’

(i)During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(A)the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
(B)if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
(ii)Required minimum distributions will be determined under this Section 7.02(d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
(e)Required Minimum Distributions After Participant’s Death
(i)Death On or After Date Distributions Begin
(A)If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
(1)The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the

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surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
(3)If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(B)If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)Death Before Date Distributions Begin
(A)If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 7.02(e)(i).
(B)If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(C)If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 7.02(c)(ii)(a), this Section 7.02(e)(ii) will apply as if the surviving Spouse were the Participant.
(f)Treatment of Required Minimum Distributions for 2009.
Notwithstanding any provision in Section 7.02 to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”),

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and who would have satisfied that requirement by receiving distributions that are (a) equal to the 2009 RMDs or (b) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.
7.03    Eligible Rollover Distributions
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article 7, effective for distributions made on or after January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply.
An “eligible rollover distribution”, effective January 1, 2000, shall mean a distribution described in Code Section 402(c)(4). After December 31, 2001, the term “eligible rollover distribution” shall include after-tax employee contributions which are not includible in gross income (provided, that such contributions may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or (b), or a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible); and exclude any amount that is distributed on account of hardship, as provided for in Section 5.04 of the Plan. An amount distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
An “eligible retirement plan” is an individual retirement account described in Code Section 408(a) (including, effective January 1, 2008, a Roth IRA described in Code Section 408A), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified Trust describe in Code Section 401(a), an annuity contract described in Code Section 403(b) or an eligible plan under Code Section 457(b) that is maintained by an eligible governmental employer described in Code Section 457(e)(1)(A). However, in the case of an eligible rollover distribution to the non-spousal Beneficiary, an “eligible retirement plan” is an individual retirement plan that is treated as an inherited individual retirement account or individual retirement annuity.
A “distributee” includes a Participant or former Participant, the Participant’s or former Participant’s surviving Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order. Effective September 1, 2008, a non-Spouse Beneficiary may elect, at the time and in the manner prescribed by the Committee, to have any portion of a distribution from the Plan paid directly to an eligible retirement plan specified by the non-Spouse Beneficiary in a direct trustee-to-trustee transfer. For this purpose, the term “eligible retirement plan” shall mean an individual retirement annuity described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an

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endowment contract) which is established for the purpose of receiving the distribution on behalf of an individual who is designated as a Beneficiary and who is not the surviving Spouse of the Participant. This transfer shall be treated as an eligible rollover distribution for purposes of the Code.
A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.
In prescribing the manner of making elections with respect to eligible rollover distributions, as described above, the Committee may provide for the uniform, nondiscriminatory application of any restrictions permitted under applicable Sections of the Code and related rules and regulations, including a requirement that a distributee may not elect a partial direct rollover in an amount less that $500 and a requirement that a distributee may not elect to make a direct rollover from a single eligible rollover distribution to more than one eligible retirement plan. Moreover, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
(a)The Trustee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(b)The Participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE 8
PLAN ADMINISTRATION
8.01    Appointment of Committee
The Plan shall be administered by a Committee appointed by the Company’s Chief Executive Officer, subject to the approval of the Board. The Committee shall be composed of no more than five and no fewer than three members who shall hold office at the pleasure of the Board. Such members may, but need not, be Employees. Any person appointed a member of the Committee shall, at the request of the Company’s Chief Executive Officer, signify acceptance by filing a written acceptance with the Secretary of the Committee. Any member of the Committee may resign by delivering a written resignation to the Chief Executive Officer of the Company and the Secretary of the Committee. Such resignation shall be effective no earlier than the date of the written notice. If a member of the Committee is an Employee of the Company, he shall be deemed to have resigned upon his termination of employment with the Company. The Board or the Company’s Chief Executive Officer, may remove one or more members of the Committee at any time.
8.02    Powers and Duties
The Committee will have full power to administer the Plan and shall determine questions of interpretation or policy. The Committee’s construction or determination shall be final and binding on all parties. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the manner and to the extent deemed necessary or advisable

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to carry out the purpose of this Plan. The Committee shall have all powers necessary or appropriate to accomplish the Committee’s duties under this Plan. The Committee is the named fiduciary within the meaning of Section 402(a) of ERISA for purposes of Plan administration. The Committee’s powers and duties, unless properly delegated, will include, but will not be limited to:
(a)Allocating fiduciary responsibilities, other than Trustee responsibilities as defined in ERISA Section 405(c), among the named fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities.
(b)Designating agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.
(c)Deciding factual and nonfactual questions relating to eligibility, Service, and amounts of benefits.
(d)Deciding disputes that may arise with regard to the rights of Employees, Participants and their legal representatives, or Beneficiaries under the terms of the Plan. Decisions by the Committee will be deemed final in each case.
(e)Obtaining information from the Company with respect to its Employees as necessary to determine the rights and benefits of Participants under the Plan. The Committee may rely conclusively on such information furnished by the Company.
(f)Compiling and maintaining all records necessary for the Plan.
(g)Authorizing the Trustee to make payment of all benefits as they become payable under the Plan.
(h)Engaging such legal, administrative, consulting, actuarial, investment, accounting, and other professional services as the Committee deems proper.
(I)Adopting rules and regulations for the administration of the Plan that are not inconsistent with the Plan. The Committee may, in a nondiscriminatory manner, waive the timing requirements of any notice or other requirements described in the Plan. Any such waiver will not obligate the Committee to waive any subsequent timing or other requirements for other Participants.
(j)Performing other actions provided for in other parts of this Plan.
(k)Determining whether a domestic relations order is a Qualified Domestic Relations Order. The Committee may delegate activities related to the processing of domestic relations orders to a third party.
(l)Selecting Investment Funds as provided in Section 4.02.
8.03    Actions by the Committee

A majority of the members composing the Committee at any time will constitute a quorum. The Committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The Committee will elect one of its members as Chairperson and may elect a Secretary who may, but need not, be a member of the Committee. The

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Secretary will record all action taken by the Committee. The Committee will have authority to designate in writing one of its members or any other person as the person authorized to execute papers and perform other ministerial duties on behalf of the Committee.
8.04    Interested Committee Members
No member of the Committee will participate in an action of the Committee on a matter which applies solely to that member. Such matters will be determined by a majority of the remainder of the Committee.
8.05    Investment Manager
The Committee, by action reflected in its minutes, may appoint one or more investment managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan or to select Investment Funds. An investment manager will discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(1) of ERISA. An investment manager, when appointed, will have full power to either manage the assets of the Plan for which it has responsibility or to select Investment Funds, and neither the Company nor the Committee will thereafter have responsibility for the management of such assets or, if applicable, selecting Investment Funds.
8.06    Indemnification
The Company, by this adoption, indemnifies and holds the members of the Committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties. The foregoing right of indemnification will not be exclusive of other rights to which each such member may be entitled by any contract or other instrument or as a matter of law.
8.07    Conclusiveness of Action
Any action on matters within the discretion of the Committee will be conclusive, final, and binding upon all Participants in the Plan and upon all persons claiming any rights, including Beneficiaries.
8.08    Payment of Expenses
The members of the Committee will serve without compensation for their services. The compensation or fees of accountants and other specialists and any other costs of administering the Plan or Trust Fund will be paid by the Trust Fund or (if such costs are incurred for the benefit of individual Participants and the Committee determines that the allocation to individual Participants is reasonable) the Participant, unless paid by the Company in its discretion.
8.09    Claims for Benefits
Any Participant, former Participant, Beneficiary, Alternate Payee or Eligible Spouse or authorized representative thereof (hereinafter referred to as the “Claimant”), may file a written claim for benefits under the Plan by submitting to the Committee, on a form provided

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by the Committee, a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. If such claim for benefits is wholly or partially denied, the Committee shall, within a reasonable period of time not to exceed ninety (90) days after receipt of the claim, notify the Claimant of the denial of the claim. Such notice of denial (a) shall be in writing, (b) shall be written in a manner calculated to be understood by the Claimant, and (c) shall contain (1) the specific reason or reasons for denial of the claim, (2) a specific reference to the pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (4) an explanation of the claim review procedures. The ninety day period may, under special circumstances, be extended up to an additional ninety days upon written notice of such extension to the Claimant which notice shall specify the extraordinary circumstances and the extended date of the decision, the time limits applicable to such procedures and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination upon review. Notice of extension must be given prior to expiration of the initial ninety (90) day period. The extension notice shall indicate the special circumstances that require an extension of time and the date by which the Committee expects to render a decision on the claim. If the claim is denied, the Claimant may file a request for review as provided in Section 8.10.
8.10    Request for Review of Denial
Within sixty (60) days after the receipt of the decision denying a claim by the Claimant, the Claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claim for benefits. The Claimant or his/her duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee in connection with the review.
8.11    Decision on Review of Denial

The Committee shall deliver to the Claimant a written decision on the review of the denial within a reasonable period of time not to exceed sixty (60) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60) day period shall, upon written notice to the Claimant be extended an additional sixty (60) days. Notice of an extension shall be given within the initial sixty (60) day review period. The extension notice shall indicate the special circumstances that require an extension of time and the date by which the Committee expects to render a decision upon review. Upon review the Claimant shall be given the opportunity to (1) submit written comments, documents, records, and other information relating to its claim and (2) request and receive, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to applicable ERISA regulations. The review of a denied claim shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision on review shall be written in a manner calculated to be understood by the Claimant and, if adverse, shall (1) include the specific reason or reasons for the decision, (2) contain a specific reference to the pertinent Plan provisions upon which the decision is based, (3) contain a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of,

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all documents, records, and other information relevant to the Claimant’s claim for benefits (whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to applicable ERISA Regulations), and (4) contain a statement describing the Claimant’s right to bring an action under ERISA Section 502(a).
The decision of the Committee on any appeal shall be final and conclusive upon all persons. A Claimant or legal representative shall not be permitted to bring suit at law or equity on a claim for benefits without first exhausting the remedies available hereunder.
8.12    Claims Relating to Whether a Participant is Permanently and Totally Disabled.
This Section 8.12 shall apply to claims made on or after April 1, 2018, the adjudication of which revolves around whether a Participant is Permanently and Totally Disabled. In the event a claim involves the issue of whether a Participant is Permanently and Totally Disabled, the Committee shall ensure that all claims and appeals relating to such issue are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.
(a)Permanently and Totally Disabled. If a claim relates to a determination of whether a Participant is Permanently and Totally Disabled, and the claim requires an independent determination by the Committee, the Committee shall notify the Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but no later than forty-five (45) days after receipt of the claim. If, due to matters beyond the control of the Plan, the Committee needs additional time to process a claim, the Claimant will be notified, within forty-five (45) days after the Committee receives the claim, of those circumstances and of when the Committee expects to make its decision, but not beyond seventy-five (75) days. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to one hundred five (105) days, provided that the Committee notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice shall specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information.
(b)Notice of Decision. In the case of an adverse benefit determination by the Committee with respect to whether a Participant is Permanently and Totally Disabled, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)) that shall set forth:
(1)The specific reasons for the denial;
(2)A reference to the specific provisions of the Plan or insurance contract on which the denial is based;

(3)Notice that the Claimant has a right to request a review of the claim denial and an explanation of the Plan’s review procedures and the time limits applicable to such procedures;

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(4)A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review, and a description of any time limit that applies under the Plan for bringing such an action;
(5)    A discussion of the decision, including an explanation of the basis for disagreeing with or not following:

(i)The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(ii)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(iii)A disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(6)If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(7)Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(8)A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503-1(m)(8).
(c)Review Procedure. If the initial claim relates to whether a Participant is Permanently and Totally Disabled, and the claim requires an independent determination by the Committee, and the Committee denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review by the Committee of the denial, as follows:
(1)    The Claimant shall have sixty (60) days from the receipt of the claim denial to, in writing addressed to the Plan Administrator, request a review of the denied claim. Prior to such review of the denied claim, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination in connection with the claim, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date.

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(2)The Committee shall respond in writing to such Claimant within forty-five (45) days after receiving the request for review. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional forty-five (45) days by notifying the Claimant in writing, prior to the end of the initial 45-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.
(3)The Claimant shall be given the opportunity to submit issues and written comments to the Committee, as well as to review and receive, without charge, all relevant (as defined in applicable ERISA regulations) documents, records and other information relating to the claim. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
(4)    In considering the review, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. For example, the claim will be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal, nor by a subordinate of the individual who made the determination, and the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Committee will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Committee obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Committee will identify such experts.
(d)Notice of Decision after Review. In the case of an adverse benefit determination with respect to whether a Participant is Permanently and Totally Disabled, on the basis of the Committee’s independent determination of whether a Participant is Permanently and Totally Disabled, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)) that shall set forth:
(1)The Committee’s decision;
(2)The specific reasons for the denial;
(3)A reference to the specific provisions of the Plan or insurance contract on which the decision is based;
(4)A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records

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and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits;
(5)A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures;
(6)A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) which shall describe any applicable contractual limitations period (such as the period described in Section 8.13) that applies to the Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim;
(7)A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(i)The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(ii)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(iii)A disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(8)If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
(9)Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.
(e)Exhaustion of Remedies. A Claimant must follow the claims review procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.
Failure of Plan to Follow Procedures. In the case of a claim with respect to whether a Participant is Permanently and Totally Disabled, if the Plan fails to strictly adhere to all the requirements of this claims procedure with respect to whether a Participant is Permanently and Totally Disabled, the Claimant is deemed to have exhausted the administrative remedies available under the Plan, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was: (i) de minimis; (ii) non-prejudicial; (iii) attributable to good cause or matters beyond the Plan’s

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control; (iv) in the context of an ongoing good-faith exchange of information; and
(v) not reflective of a pattern or practice of non- compliance. The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its basis, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.
8.13    Notice of Time Limits and Statute of Limitations
When a Participant or a Beneficiary files a claim, the Committee shall notify him or her of the claim and review procedure including the time periods involved.
No action at law or in equity to recover under this Plan shall be commenced later than one year from the date of the decision on review (or if no decision is furnished within 120 days of receipt of the request for review, one year after the 120th day after the receipt of the request for review). Failure to file suit within this time period shall extinguish any right to benefits under the Plan.
8.14    Corrections Pursuant to Remedial Programs
In the event there has been an operational defect in the administration of the Plan, the Board, or if appropriate the Committee, may take such actions as are necessary to correct such defects provided that such actions are pursuant to an Internal Revenue Service Administrative Policy Regarding Sanctions, Voluntary Compliance Resolution Program, Closing Agreement Program, Self-Correction Program or Voluntary Correction Program, collectively referred to as “Programs,” or any other program that the Internal Revenue Service creates as a successor or modification to such Programs or any remedial program instituted by the U.S. Department of Labor.

ARTICLE 9
AMENDMENT, TERMINATION, AND MERGER OF THE PLAN
9.01    Right to Amend the Plan

The Board will have the right at any time, and from time to time, to adopt a written amendment, amending in whole or in part, any provision of the Plan. The Committee shall also have the power to adopt written amendments to the Plan that (i) are necessary or appropriate to satisfy the Code, ERISA, or regulations or guidance issued thereunder, and (ii) do not increase the rate of Company matching contribution or materially increase the costs of the Plan to the Company. The Committee’s designee, who shall be the highest-ranking employee in the Company’s Human Resources Department, shall also have the power to adopt written amendments to the Plan that (i) are necessary or appropriate to satisfy the Code, ERISA, or regulations or guidance issued thereunder, and (ii) do not modify the rate of Company matching contributions or materially increase the costs of the Plan to the Company. No such amendment shall increase the duties or responsibilities of the

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Trustee without the Trustee’s written consent. No amendment will be made to the Plan that attempts to transfer any part of the corpus or income of the Trust Fund to purposes other than the exclusive benefit of Participants and their Beneficiaries, nor may any amendment disturb the Vested rights of any Participant.
9.02    Right to Terminate the Plan
The Board will have the right to adopt a written amendment to terminate the Plan in whole or in part at any time. To the extent required under the Code, upon termination, partial termination, or complete discontinuance of contributions to the Plan, all Accounts of affected Participants will become one hundred percent (100%) Vested. Notwithstanding the foregoing, a distribution may not be made upon the termination of this Plan if the Employer establishes or maintains an alternative defined contribution plan at any time during the period beginning on the date of the Plan’s termination and ending twelve months after distribution of all Plan assets. A defined contribution plan is not an alternative defined contribution plan if it is a Code Section 4975(e)(7) or 409(a) employee stock ownership plan, a Code Section 408(k) simplified employee pension, a Code Section 408(p) simple IRA, a plan or contract that satisfies the requirements of Code Section 403(b), or a plan described in Code Section 457(b) or (f).
9.03    Plan Merger and Consolidation
If the Plan is merged or consolidated with any other Plan, or if the assets or liabilities of the Plan are transferred to any other Plan, each Participant will be entitled to a benefit immediately after the merger, consolidation, or transfer, determined as if the Plan had then terminated, at least equal to the benefit to which the Participant would have been entitled had the Plan terminated immediately before such merger, consolidation, or transfer. Notwithstanding the foregoing, a transfer (but not a rollover) of Plan assets to another Plan, or a merger with another plan, shall not occur unless the recipient plan provides that transferred qualified non-elective contributions and qualified matching contributions will not be distributable to a Participant until after the Participant’s separation from service with the Company.

ARTICLE 10
TRUST FUND AND THE TRUSTEE
10.01    Selection of Trustee

The Board or its authorized delegate will select a Trustee to hold the Trust Fund in accordance with the terms of an agreement. Except to the extent otherwise provided in this Plan, responsibility for the management, investment, and disposition of Plan assets will belong to the Trustee except to the extent the Committee reserves such responsibility for itself or appoints an Investment Manager pursuant to Section 8.05. To the extent the Committee or Investment Manager is given this responsibility, the Trustee will not be liable by reason of its taking or refraining from taking any action at the direction of the Committee or Investment Manager. If the Trustee manages and invests the Trust Fund, the agreement with the Trustee may include a provision authorizing the Trust Fund or a portion thereof to be invested in a joint or associated Trust Fund or Common Trust Fund.

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The Board may, from time to time, adopt a resolution causing a change in Trustees or the termination of the Trust and invest Plan assets in any other method acceptable under ERISA.
ARTICLE 11
TOP-HEAVY PLAN REQUIREMENTS
11.01    General Rule
For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 11.07, and despite any other provisions of this Plan to the contrary, this Plan will be subject to the provisions of this Article 11.
11.02    Vesting Provisions
Each Eligible Employee who has completed an Hour of Service during the Plan Year in which the Plan is Top-Heavy will have the Vested portion of his Company Matching Contributions Account and/ Company Non-Elective Contributions Account determined according to Section 6.04.

11.03    Minimum Contribution Provision
Each Eligible Employee who is a Non-Key Employee, as defined in Section 11.09 and is employed on the last day of the Plan Year even if such Eligible Employee has failed to complete one thousand (1,000) Hours of Service during such Plan Year or was excluded from the Plan for failing to make Deferrals to the Plan, will be entitled to have the aggregate of Contributions and forfeitures allocated to his Company Non-Elective Contributions Account, Company Matching Contributions Account, Pre-tax Deferral Account, and Roth Deferral Account equal not less than three and one-half percent (3½%) (the “Minimum Contribution Percentage”) of his Compensation. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which such contributions (including forfeitures) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee, as defined in Section 11.08, will be determined by dividing such contributions (including forfeitures) made for such Key Employee by the amount of his total Compensation for the Plan Year. Effective for Plan Years beginning on and after January 1, 2002, Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

Contributions considered under the first paragraph of this Section 11.03 will include the contributions described above under this Plan and contributions under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 11.07), but will not include any plan required in such aggregation group if the Plan enables a

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defined contribution plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards.
Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law.
This Section 11.03 will not apply if Section 11.06 applies in a Plan Year.
11.04    Limitation on Compensation

A Participant’s annual Compensation taken into account under this Article 11, for purposes of computing benefits under this Plan will be as indicated in Article 1.
11.05    Limitation on Contributions
These provisions are deleted because they no longer apply after 1999.
11.06    Coordination with Other Plans
In the event this Plan is top heavy in a Plan Year, the provisions of Section 11.03 shall not apply to a Non-Key Employee who is a Participant in a top heavy defined benefit plan that
(a)is maintained by the Company, and (b) provides that the Participat will receive the top heavy minimum benefit from such defined benefit plan.
Non-Key Employees covered only by this Plan will receive the defined contribution minimum described in Section 11.03.
11.07    Determination of Top-Heavy Status
The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date (as defined in subsection (b) below), the aggregate value of Accounts (as defined in subsection (d) below) under the Plan for all Key Employees (as defined in Section 11.08 below) exceeds 60 percent (60%) of the value of the aggregate of the Accounts for all Employees, or if this Plan is required to be in an Aggregation Group (as defined in subsection (a) below) which for such Plan Year is a Top-Heavy Group (as defined in subsection (c) below).
For purposes of this Article, the capitalized words have the following meanings:
(a)“Aggregation Group” means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated.
(i)The group of plans required to be aggregated (the “required aggregation group”) includes:
(A)Each plan of the Affiliated Company in which a Key Employee is a Participant, (in the Plan year containing the determination date or any

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of the four preceding years) including Collectively Bargained Plans, and
(B)Each other plan, including collectively bargained plans, of the Affiliated Company that enables a plan in which a Key Employee is a Participant to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders, or highly compensated or prescribing the minimum participation standards.
(ii)The group of plans that are permitted to be aggregated (the “permissive aggregation group”) includes the required aggregation group plus one or more plans of the Affiliated Company that is not part of the required aggregation group and that the Committee certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders, or the highly compensated and to meet the minimum participation standards under the Code.
For Plan Years beginning after December 31, 2001, for purposes of determining the present values of accrued benefits, and the amounts of account balances of Employees as of the Determination Date, the following rules shall apply:
(A)Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."
(B)Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(b)“Determination Date” means for any Plan Year the last day of the immediately preceding Plan Year. However, for the first Plan Year of this Plan, Determination Date means the last day of that Plan Year.

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(c)“Top-Heavy Group” means the Aggregation Group, if as of the applicable
Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group plus the aggregate of the Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group exceeds sixty percent of the sum of the present value of the cumulative accrued benefits for all Employees, excluding former Key Employees, under all such Defined Benefit Plans plus the aggregate Accounts for all Employees, excluding former Key Employees, under all such Defined Contribution Plans. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

(d)“Value of Accounts” means the sum of (I) the value, as of the most recent Valuation Date occurring within the twelve months ending on the Determination Date, of the Participant’s Accounts and (ii) contributions due to such Accounts as of the
Determination Date, minus (iii) withdrawals from such Accounts since such Valuation Date.
(e)In determining whether this Plan constitutes a Top-Heavy Plan, the Committee will make the following adjustments:
(i)When more than one plan is aggregated, the Committee will determine separately for each plan as of each plan’s Determination Date the present value of the accrued benefits or account balance. The results will then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.
(ii)In determining the present value of the cumulative accrued benefit or the amount of the account of any Employee, such present value or account will include the amount in dollar value of the aggregate distributions made to each Employee under the applicable plan during the 5-year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to Employees representing the entire amount credited to their Accounts under the applicable plan.
(iii)Further, in making such determination, such present value or such account will not include any rollover contribution (or similar transfer) initiated by the Employee.
(f)In any case where an individual is a Non-Key Employee with respect to an applicable Plan but was a Key Employee with respect to such plan for any previous Plan Year, any accrued benefit and any account of such Employee will be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four

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preceding Plan Years, this provision will apply following the end of such period of time.
(g)Further, in making such determination, if an Participant has not performed any Service for the Company at any time during the five-year period ending on the Determination Date, any accrued benefit or the account for such Participant will not be included.
11.08    Definition of Key Employee
“Key Employee” means, for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g), any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.
11.09    Definition of Non-Key Employee

The term “Non-Key Employee” means any Employee (and any Beneficiary of an Employee) who is not a Key Employee.

ARTICLE 12 USERRA
12.01    Qualified Military Service

(a)For purposes of this Article 12, the term “Qualified Military Service” shall mean any service in the uniformed service (as defined by Code Section 414(u)) by an individual who is entitled under USERRA to reemployment rights with respect to the Company.
(b)This Article 12 shall be administered in a manner consistent with guidance issued by the Internal Revenue Service; provided such guidance is issued.
12.02    Eligibility and Vesting

Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994: (1) a Participant reemployed under USERRA shall be treated under the Plan as not having incurred a Break in Service with the Company for vesting or eligibility purposes because of the individual's period of Qualified Military Service; and (2) each period of Qualified Military Service served by a Participant, upon reemployment under USERRA, shall be considered under the Plan to be service with the Company for the purpose of (I) determining the

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nonforfeitability of the Participant's accrued benefits under the Plan and (ii) determining the accrual of benefits under the Plan.
12.03    Make-up Deferrals and Company Matching Contributions
(a)Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994; with respect to a Participant, who under USERRA is entitled to make up a Deferral, such Participant may:
(1)make additional Deferrals during the period which (I) begins on the date of the Participant's reemployment with the Company, and (ii) has the same length as the lesser of:
(a)the product of: (I) three (3), and (ii) the period of Qualified Military Service which resulted in the USERRA rights; and
(b)five (5) years; and
(2)If such Deferrals are made by the Participant, the Company shall make a Company Matching Contribution based on the additional Deferrals in paragraph (1) above, if any, that would have been required had the Deferrals actually been made during the period of the Qualified Military Service. Such contributions shall be made within the time-frame provided for in paragraph
(1) above.
(b)The amount of the additional Deferrals that the Company must permit a reemployed Participant to elect is an amount less than but not exceeding the maximum amount of the Deferrals that the Participant would have been permitted to make: (1) under the Plan under the limitations in Code Section 414(u)(1)(A); (2) during the period of Qualified Military Service; (3) if the Participant had continued to be employed by the
Company during this period, and received “Compensation” (as determined below);
and (4) as adjusted for any Deferrals actually made during the period of Qualified Military Service. No make-up Deferrals may exceed the amount the Participant would have been permitted or required to contribute had the Participant remained continuously employed by the Company throughout the period of Qualified Military Service.
(c)Investment income or loss shall not be credited on any make-up Deferrals, or Company Matching Contributions made as a result thereof, until such contributions are made. A Participant covered under USERRA shall not share in forfeitures, if any, allocated during the period of the Participant's Qualified Military Service.

(d)For purposes of determining allowable make-up Deferrals, a Participant covered by USERRA shall be treated as having received Compensation from the Employer during the period of the Employee's Qualified Military Service equal to: (1) the Compensation the Participant would have received during the period of Qualified Military Service (determined based on the rate of pay the Participant would have received from the Company but for absence during the period of Qualified Military Service); or (2) if the Compensation the Participant would have received during the period of Qualified Military Service was not reasonably certain, the Participant's average Compensation from the Company during (I) the twelve-month period

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immediately before the Qualified Military Service or (ii) if shorter, the period of employment with the Company immediately before the Qualified Military Service.
12.04    Loan Repayment Suspension
Notwithstanding any language in this Plan to the contrary effective December 12, 1994, the Committee may, in its discretion, decide that the loan repayment obligation of a Participant on Qualified Military Service will be suspended during all or part of such service.
12.05    Heroes Earnings Assistance and Relief Tax Act of 2008

(a)In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing Qualified Military Service, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.
(b)For benefit accrual purposes the Plan will not treat an individual, who dies or becomes Permanently and Totally Disabled on or after January 1, 2007, while performing qualified military service with respect to the Employer, as having (i) resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or disability (as the case may be) and (ii) terminated employment on the actual date of death or disability.
(c)For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment, (ii) the differential wage payment is treated as Compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.
(d)Notwithstanding Section 12.05(c)(i), for purposes of Code Section 401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A). If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.
Section 12.05(c)(iii) applies only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).
ARTICLE 13
MISCELLANEOUS

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13.01    Limitation on Distributions
Notwithstanding any provision of this Plan regarding payment to Beneficiaries, Participants, or any other person, the Committee may withhold payment to any person if the Committee determines that such payment may expose the Plan to conflicting claims for payment. As a condition for any payments, the Committee may require such consent, representations, releases, waivers, or other information as it deems appropriate. The Committee may, in its discretion, comply with the terms of any judgment or other judicial decree, order, settlement, or agreement including, but not limited to, a Qualified Domestic Relations Order as defined in Code Section 414(p).
13.02    Limitation on Reversion of Contributions
Except as provided in subsections (a) through (c) below, Company Matching Contributions and/or Company Non-Elective Contributions made under the Plan will be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Company.
(a)In the case of contributions conditioned on the Plan’s initial qualification under Code Section 401(a) and 401(k), if the Plan does not qualify, such contributions may be returned to the Company within one year after the date the Plan’s qualification is denied, but only if the application for the determination is made by the time prescribed by law for filing the Company’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe. The maximum Company Matching Contribution and/or Company Non-Elective Contributions that may be returned to the Company will not exceed the amount actually contributed to the Plan, or the value of such contribution on the date it is returned to the Company, if less.
(b)Unless the Board, in a resolution authorizing a Plan contribution, states that the contribution is made unconditionally and without regard to its deductibility under the appropriate section of the Code, any contribution by the Company to the Trust (except a top heavy contribution) is conditioned upon the deductibility of the contribution by the Company under the applicable section of the Code. To the extent any such deduction is disallowed, the Company may demand repayment of such disallowed contribution and Trustee shall return such contribution within one (1) year after the disallowance of the deduction. Earnings of the Plan attributable to an excess contribution may not be returned to the Company, but any losses attributable thereto must reduce the amount so returned.
(c)In case such contribution is made by the Company to the Plan (other than a multiemployer plan) by a mistake of fact, the Company may demand repayment of such contribution within one (1) year after the payment of the contribution. Earnings of the Plan attributable to a mistaken contribution may not be returned to the Company, but any losses attributable thereto must reduce the amount so returned.
13.03    Voluntary Plan
The Plan is purely voluntary on the part of the Company and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits will be construed as giving any Employee or any person legal or equitable right against the Company, the Trustee, or the Committee unless specifically provided for in this

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Plan or conferred by affirmative action of the Committee or the Company according to the terms and provisions of this Plan. Such actions will not be construed as giving any Employee or Participant the right to be retained in the service of the Company. All Employees and/or Participants will remain subject to discharge to the same extent as though this Plan had not been established.
13.04    Nonalienation of Benefits
Participants and their Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but said benefits or any of the property rights in the Plan will not be assignable or distributable to any creditor or other claimant of such Participant. Except for a Qualified Domestic Relations Order, and/or an offset or assignment described in Code Section 401(a)(13)(A) or (C), a Participant will not have the right to anticipate, assign, pledge, accelerate, or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Participant or his Beneficiary.
13.05    Inability to Receive Benefits
If the Committee receives evidence that a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release, and another person or an institution is maintaining or has custody of such person, and no Guardian, committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, then any distribution made under the Plan may be made to such other person or institution. The release of such other person or institution will be a valid and complete discharge for the payment of such distribution.
13.06    Unclaimed Benefits
If the Committee is unable, after reasonable and diligent effort, to locate a Participant or Beneficiary who is entitled to a distribution under the Plan, the distribution due such person will be forfeited after two years. If, however, the Participant or Beneficiary later files a claim for such benefit, it will be reinstated without any interest earned thereon. Notification by certified or registered mail to the last known address of the Participant or Beneficiary will be deemed a reasonable and diligent effort to locate such person. The reinstatement of benefits shall be funded by forfeitures incurred in the Plan Year of reinstatement to the extent necessary to reinstate the benefits in full, and to the extent such forfeitures are inadequate, by additional Company contributions.
Notwithstanding anything in this Plan to the contrary, if after the adoption of a resolution to terminate the Plan a Participant’s or Beneficiary’s benefit under the Plan remains payable due to the inability of the Committee or Trustee to locate such Participant or Beneficiary, the Committee or Trustee shall take steps they determine to be reasonable to locate the Participant or Beneficiary.

If the Participant or Beneficiary cannot be located after the Committee or the Trustee has taken notification steps, the Trustee may deposit all Plan benefits payable to the lost or missing Participant or Beneficiary in an individual retirement account, or interest bearing savings account at a federally insured bank; the lost or missing Participant or Beneficiary shall be listed as the sole owner of such account and have the unconditional right to withdraw all funds therein.

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If a missing Participant procedure is established by the Pension Benefit Guarantee Corporation, or other federal agency, and applies to defined contribution plans, the Committee may utilize such program.
13.07    Limitation of Rights
Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm, or association other than the Company, the Participants, the Beneficiaries, and their successors in interest any right, remedy, or claim under or by reason of this Plan.
13.08    Invalid Provisions
In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.
13.09    One Plan
This Plan may be executed in any number of counterparts, each of which will be deemed an original and the counterparts will constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.
13.10    Use and Form of Words
Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would apply, and vice versa. Whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where they would apply, and vice versa.
13.11    Headings
Headings of Articles and Sections are inserted solely for convenience and reference, and constitute no part of the Plan.
13.12    Governing Law
The Plan will be governed by and construed according to the federal laws governing Employee benefit plans qualified under the Code and according to the laws of the State of Nevada where such laws are not in conflict with the aforementioned federal laws.

ARTICLE 14

EMPLOYEE STOCK OWNERSHIP PLAN
14.01    Purpose

The Southwest Gas Stock Fund shall be considered and designated as an Employee Stock Ownership Plan (“ESOP”). The purpose of the ESOP is to allocate to Participants and their

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Beneficiaries an ownership interest in the Company through the distribution of Company Stock (or the fair market value of such Company Stock) following a Participant’s termination of service. Neither the Company, its officers, directors, Employees or shareholders, nor any fiduciary of the Plan shall have any responsibility for the value of any stock or other securities of the Company allocated to the Account of, or distributed to, any Participant or Beneficiary hereunder, it being understood that such stock or securities may decline in value or become wholly worthless due to risks and circumstances which cannot be foreseen and which may not be within the control of any such person or entities.
14.02    Investment in Company Stock
A principal purpose of the ESOP is to provide the opportunity for Employees to acquire Employer Securities. Prior to January 29, 2015, Company Matching Contributions will be invested primarily in Employer Securities. Such contributions will be made in original issue Company Stock or cash to be used to purchase Employer Securities either directly from the Company, in the open-market, or in privately negotiated transactions. Other cash received for investment in the Southwest Gas Stock Fund will be used primarily to purchase Employer Securities. If Employer Securities are not available for purchase, or if the Trustee determines that the purchase of additional Employer Securities is not prudent or would not further the purpose of the Plan, the Trustee shall, to the extent not inconsistent with the Plan’s continued tax qualification as an employee stock ownership plan under Section 4975(e)(7) of the Code, invest the assets of the ESOP in other securities or investments. All purchases of Employer Securities shall be made at prices which, in the judgment of the Trustee, do not exceed the fair market value of such Employer Securities at the time of purchase. On and after January 29, 2015, Company Matching Contributions will be made in cash and will be invested in Investment Fund(s) according to each Participant’s actual or deemed investment elections.
14.03    Company Matching Contributions; Vesting
(a)Company Matching Contributions
Payment of Company Matching Contributions will be made as set forth above in Section 3.02(d).
(b)Vesting
Effective January 1, 2002 and notwithstanding the provisions set forth above in Section 6.04, dividends paid on Company Stock will be fully Vested with the Participant, without regard to whether the Participant is Vested in the Company Stock with respect to which the dividend is paid.
14.04    Diversification
Once Company Matching Contributions are deposited in a Participant’s Company Matching Contribution Account, a Participant may transfer such contributions between and among Investment Funds, as provided for in Section 4.03. Upon reaching age fifty (50), a Participant may continue to elect to invest future Company Matching Contributions in any Investment Fund.
14.05    Voting of Employer Securities

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All Employer Securities held within the ESOP portion of the Plan shall be voted by the Participant or the Trustee as set forth above in Section 4.03 and in the Trust Agreement. Any shares of Employer Securities not credited to Participant Accounts shall be voted by the Trustee in the same ratio that the securities are voted by the Participants who exercised their voting rights.
14.06    Valuation and Form of Distributions
(a)To the extent Employer Securities are not readily tradable on an established securities market with respect to activities carried on by the Plan, all valuations of such securities will be made by an independent appraiser, who meets requirements similar to the requirements of the regulations prescribed under Code Section 170(a)(1).
(b)Participant Accounts held within the ESOP shall be distributed as set forth above in Section 7.01(a), except to the extent Employer Securities are not readily tradable on an established securities market. If such securities are not readily tradable on such markets, the Company will either (x) repurchase the securities at the time of distribution or (y) provide a put option, for a period of at least 60 days following the date of distribution of such securities, and if the option is not exercised within such 60-day period, an additional option period of at least 60 days will be provided in the next Plan Year and repurchase the securities as follows:
(i)For total distributions (distributions within one taxable year of the balance in a Participant’s account), the amount to be paid for such securities will be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding 5 years, provided that the Company has put up adequate security and will pay reasonable interest on the unpaid balance during the payment period; and
(ii)For installment distributions (other than total distributions), the amount to be paid for such securities will be paid not later than 30 days after the exercise of the put option.
14.07    Dividends
Dividends paid by the Company with respect to shares of Employer Securities held in the ESOP shall, in the discretion of the Committee, and to the extent allowed by the Code, be: (i) retained and reinvested in the Plan; (ii) distributed to Participants or their Beneficiaries within 90 days after the end of the Plan Year in which they were received; (iii) paid in cash directly to the Participant or their Beneficiaries or (iv) paid to the Plan, where the Participants can subsequently elect to reinvest the dividends into their ESOP accounts or take a cash distribution within 90 days after the end of the Plan Year in which such dividends were received.

IN WITNESS WHEREOF, Southwest Gas Corporation has adopted this Plan (including Schedules A and B hereto) this 30th day of November, 2022.

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SOUTHWEST GAS CORPORATION

By: /s/ Sharon Braddy McKoy
Title: Chief Human Resources Officer

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SOUTHWEST GAS CORPORATION EMPLOYEE’S INVESTMENT PLAN

Schedule A – Participant Investment
Effective January 1, 2022

Designation of Investment Funds
A Participant’s Deferrals, Excess Contributions/Deferrals, and Rollover Contributions may be invested entirely at his discretion, in increments of one percent (1%), among the Investment Funds. In the complete absence of any designation, the Participant’s Deferrals, Excess Contributions/Deferrals and/or Rollover Contributions will be invested in the Fidelity Freedom Fund that most closely corresponds to the Participant’s age 65 targeted retirement date.
Company Matching Contributions made prior to January 29, 2015, will be made in Company Stock and invested in the Southwest Gas Stock Fund and are intended to qualify as contributions under the ESOP provisions of the Plan. On and after January 29, 2015, Company Matching Contributions will be made in cash and will be invested in Investment Fund(s) according to each Participant’s actual or deemed investment elections.
Transfer Between and Among Investment Funds
(a)A Participant may transfer amounts representing his Deferrals and Excess Contributions/Deferrals, and Rollover Contribution from one Investment Fund to another, daily. Transfer of amounts from the Southwest Gas Stock Fund to another Investment Fund will be subject to the requirement that fifty percent (50%) of all funds invested in the ESOP remain invested in Employer Securities and the rules in
(b)below.
Further, transfer of amounts to or from the Southwest Gas Stock Fund by Participants who are subjected to Section 16 of the Securities Exchange Act of 1934, as amended, may only make such transfers six (6) months following the date of the most recent “opposite way” transfer.
(b)Once Company Matching Contributions are deposited in a Participant’s Company Matching Contribution Account, a Participant may immediately transfer such contributions to other Investment Fund(s). Each Participant may elect to invest Company Matching Contributions in any of the Investment Fund(s), in accordance with Section 4.03 and (a) above.
Once Company Non-Elective Contributions are deposited in a Participant’s Company Non-Elective Contributions Account, a Participant may immediately transfer such contributions to other Investment Fund(s). Each Participant may elect to invest Company Non-Elective Contributions in any of the Investment Fund(s), in accordance with Section 4.03 and (a) above.
The investment of a Participant’s entire Account Balance is subject to the rules of

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Section 7.02 once the Participant becomes entitled to a distribution pursuant to Section 7.02.

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SOUTHWEST GAS CORPORATION EMPLOYEE’S INVESTMENT PLAN

Schedule B – SECURE/CARES/CAA PROVISIONS
Each provision of this Schedule B shall be effective as of January 1, 2020, unless a different effective date is set forth therein
This Amendment is intended as a good faith effort to comply with the requirements of the Further Consolidated Appropriations Act, 2020, including the SECURE Act provisions, the Coronavirus, Aid, Relief and Economic Security (CARES) Act, and the Consolidated Appropriations Act, 2021 (CAA), and corresponding guidance (the "Applicable Law"). This Amendment is to be construed in accordance with the Applicable Law and both the Amendment and the Applicable Law will supersede any inconsistent Plan provisions.

OPTIONAL PROVISIONS:

For each item below, if the check boxes are empty, the italicized provision will apply.

1.Qualified Birth or Adoption Distributions (see Section A. below)
The Plan does not permit qualified birth or adoption distributions as a separate distribution event.

[ ] Effective     (no earlier than 01/01/2020), the Plan permits qualified birth or adoption distributions as a separate distribution event.

[ ] The following limitations and conditions apply:     .

2.Treatment of 2020 RMDs (see Section B. below)
Effective 01/01/2020, unless the Participant or beneficiary chooses otherwise, a Participant or beneficiary who would have been required to receive a 2020 RMD will not receive this distribution.

Effective     (no earlier than 01/01/2020):

[ ] Unless the Participant or beneficiary chooses otherwise, a Participant or beneficiary who would have been required to receive a 2020 RMD will not receive this distribution.

[ ] Unless the Participant or beneficiary chooses otherwise, a Participant or beneficiary who would have been required to receive a 2020 RMD will receive this distribution.

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3. 2020 RMDs as Direct Rollovers (see Section B. below)
A direct rollover is not offered for 2020 RMDs or Extended 2020 RMDs.

For purposes of the direct rollover provisions of the Plan, the following will be treated as eligible rollover distributions in 2020:

[ ] 2020 RMDs.

[ ] 2020 RMDs and Extended 2020 RMDs.

[ ] 2020 RMDs, but only if paid with an additional amount that is an eligible rollover distribution without regard to Code section 401(a)(9)(l).

4.Portability of Lifetime Income Options (see Section F. below)
The Plan does not permit "qualified distributions" or "qualified plan distribution annuity contracts" of lifetime income investment options.

[ ] The Plan permits "qualified distributions" or "qualified plan distribution annuity contracts" of lifetime income investment options when such investment options are no longer authorized to be held as an investment option under the Plan effective:     (no earlier than the plan year beginning after 12/31/2019).

[ ] The following limitations and conditions apply:     .

5.Transfer Account
The existing Plan provisions, if any, remain in effect for distributions to a Participant who has not separated from employment from a Transfer Account holding assets transferred from a plan subject to the survivor annuity rules of Code section 401(a)(11) and 417 (e.g., age cannot be less than 62).

[ ] Effective    (no earlier than 01/01/2020), the Plan permits distributions to a Participant who has not separated from employment from a Transfer Account holding assets transferred from a plan subject to the survivor annuity rules of Code section 401(a)(11) and 417 if the Participant attains: (age cannot be less than 59-1/2).

STANDARD PROVISIONS:

A.Qualified Birth or Adoption Distributions

To the extent provided above, a Participant may receive a distribution up to $5,000 during the 1-year period beginning on the date on which the Participant's child is born or on which the legal adoption by the Participant of an eligible adoptee is finalized. An eligible adoptee is any individual (other than a child of the Participant's spouse) who has not attained age 18 or is

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physically or mentally incapable of self-support. The $5,000 maximum is an aggregate amount of such distributions from all plans maintained by the Employer.

B.Required Minimum Distributions and Change to Required Beginning Date

In defining Required Beginning Date or determining required minimum distributions, any references to age 70-1/2 are replaced with: age 70-1/2 (for Participants born before 07/01/1949) or age 72 (for Participants born after 06/30/1949).

Notwithstanding other provisions of the Plan to the contrary and if selected above, a Participant or beneficiary who would have been required to receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a required beginning date of 04/01/2021) but for the enactment of section 401(a)(9)(l) of the Code ("2020 RMDs"), and who would have satisfied that requirement by receiving distributions that are either: (1) equal to the 2020 RMDs, or (2) one or more payments (that include the 2020 RMDs) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or for a period of at least 10 years ("Extended 2020 RMDs"), may receive those distributions.

C.Distribution on Account of Death for Certain Eligible Retirement Plans

Whether before or after distribution has begun, a Participant's entire interest will be distributed to the designated beneficiary by 12/31 of the calendar year containing the tenth anniversary of the Participant's death unless the designated beneficiary meets the requirements of an "eligible designated beneficiary". An "eligible designated beneficiary" may receive distributions over the life of such designated beneficiary. If there is no designated beneficiary as of 09/30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by 12/31 of the calendar year containing the fifth anniversary of the Participant's death.

An "eligible designated beneficiary" is defined as any designated beneficiary who is: (i) the surviving spouse of the Participant; (ii) a minor child of the Participant; (iii) disabled; (iv) a chronically ill individual; or (v) an individual who is not more than 10 years younger than the Participant. The determination of whether a designated beneficiary is an "eligible designated beneficiary" is made as of the date of death of the Participant. If an "eligible designated beneficiary" dies before the portion of the Participant's interest is entirely distributed, the remainder of such portion must be distributed within 10 years after the death of such "eligible designated beneficiary".

D.Qualified Automatic Contribution Arrangement (QACA)

If a Qualified Automatic Contribution Arrangement (QACA) feature is elected, the Plan Administrator has the discretion to increase automatic elections subsequent to the initial period up to a maximum limitation of 15% of Plan Compensation.

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E.Safe Harbor Notice

If the non-elective contribution method is elected for safe harbor plan exemption (including under a Qualified Automatic Contribution Arrangement), effective for Plan years beginning on or after 01/01/2020, the safe harbor notice is not required for satisfying the conditions of Code sections 401(k)(12) or 401(k)(13).

F.Portability of Lifetime Income Investments

To the extent provided above, any amounts invested in a "lifetime income investment" may be distributed through either "qualified distributions" or "qualified plan distribution annuity contracts" no earlier than 90 days prior to the date that such "lifetime income investment" may no longer be held as an investment option under the Plan.

The following terms are used in this section:

"Qualified distribution" means a direct trustee-to-trustee transfer described in Code section 401(a)(31)(A) to an eligible retirement plan (as defined in Code section 402(c)(8)(B)).

"Qualified plan distribution annuity contract" means an annuity contract purchased for a Participant and distributed to the Participant by a plan or contract described in subparagraph (B) of Code section 402(c)(8) (without regard to clauses (i) and (ii) thereof).

"Lifetime income investment" means an investment option which is designed to provide an employee with election rights which: (a) are not uniformly available with respect to other investment options under the plan, and (b) are to a "lifetime income feature" available through a contract or other arrangement offered under the plan (or under another eligible retirement plan (as so defined), if paid by means of a direct trustee-to-trustee transfer described in Code section 401(a)(31)(A) to such other eligible retirement plan).

"Lifetime income feature" means: (a) a feature which guarantees a minimum level of income annually (or more frequently) for at least the remainder of the life of the employee or the joint lives of the employee and the employee's designated beneficiary, or (b) an annuity payable on behalf of the employee under which payments are made in substantially equal periodic payments (not less frequently than annually) over the life of the employee or the joint lives of the employee and the employee's designated beneficiary.

G.Disaster or Coronavirus-Related Relief

Notwithstanding any provision of the Plan to the contrary, the Plan will grant temporary disaster or coronavirus-related relief in compliance with Code sections 1400M and 1400Q, section 15345 of the Food, Conservation, and Energy Act of 2008, section 702 of the Heartland Disaster Tax Relief Act of 2008, section 502 of the Disaster Tax Relief and Airport and Airway Extension Act of 2017, section 11028 of the Tax Cuts and Jobs Act of 2017, section 20102 of the Bipartisan Budget Act of 2018, subtitle II of Division Q of the Further Consolidated Appropriations Act,

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2020, section 2202 of the Coronavirus, Aid, Relief and Economic Security Act, and Title III of Division EE of the Consolidated Appropriations Act, 2021 ("Applicable Law"). This Section only applies to the extent set forth below provided that such relief shall be provided in compliance with Applicable Law.

A.Qualified Distributions

I."Qualified Distribution" means a distribution to a qualified individual within the applicable time periods as defined in the relevant sections of Applicable Law which may not exceed $100,000 in aggregate from all plans maintained by the Employer.

II.If the Plan permits rollover contributions, at any time during the 3-year period beginning on the day after the Qualified Distribution was received, an individual may contribute as a rollover to the Plan an aggregate amount that does not exceed the amount of the Qualified Distribution.

III.If the Plan permits rollover contributions, an individual who received a withdrawal for the purchase of a home, but could not use the withdrawal amount due to the disaster, may contribute as a rollover to the Plan an aggregate amount that does not exceed the amount of the withdrawal amount within the applicable time periods as defined in the relevant sections of Applicable Law.

B.Expanded Loan Provisions

I.The maximum loan limit under Code section 72(p)(2)(A) may be applied by substituting "$100,000" for "$50,000" and substituting "the present value" for "one-half the present value" under the Loan Procedures for a qualified individual within the applicable time periods as defined in the relevant sections of Applicable Law.

II.The loan repayment may be delayed for 1 year for a qualified individual within the applicable time periods as defined in the relevant sections of Applicable Law.

III.Subsequent repayments will be adjusted to reflect the 1-year delay and any interest accrued during such delay.

IV.The 1-year delay will be disregarded in determining the 5-year maximum term of loans under Code section 72(p)(2)(B) and (C).

H.Difficulty of Care Payments Included in Statutory Compensation

In determining the contribution limitation, Statutory Compensation will be increased by qualified foster care payments. Qualified foster care payments are difficulty of care payments excluded

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from gross income under Code section 131. Any contribution by the Participant which is allowable due to such increase is treated as an after-tax contribution.

I.Long-Term, Part-Time Employees

Notwithstanding any provision of the Plan to the contrary, effective for Plan years beginning after 12/31/2020, any Employee working at least 500 hours of service during each of three consecutive 12-month periods ("LTPT Employee") becomes a Participant eligible to make Elective Deferrals on the date specified in the Plan provided that he or she is an Eligible Employee and has attained the applicable age requirement, if any, on such date. No 12-month period beginning before 01/01/2021 is taken into account. Each 12-month period for which an LTPT Employee has at least 500 hours of service is treated as a year of service for vesting purposes.

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SWG Employees’ Investment Plan    A-i Effective January 1, 2022